UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
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Soliciting Material Pursuant to Rule 14a-12

Omega Healthcare Investors, Inc.

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OMEGA HEALTHCARE INVESTORS, INC.
303 International Circle, Suite 200
Hunt Valley, Maryland 21030
(410) 427-1700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 8, 2017

To our Stockholders:
The Annual Meeting of Stockholders of Omega Healthcare Investors, Inc. (“Omega” or the “Company”) will be held at the Company’s principal executive offices at 303 International Circle, Suite 200, Hunt Valley, Maryland, on Thursday, June 8, 2017, at 10:00 A.M. EDT, for the following purposes:
1.
To elect nine members to Omega’s Board of Directors;

2.
To ratify the selection of Ernst & Young LLP as our independent auditor for fiscal year 2017;

3.
To hold an advisory vote on executive compensation;

4.
To hold an advisory vote on the frequency of future advisory votes on executive compensation; and

5.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The nominees for election as directors are Craig M. Bernfield, Norman R. Bobins, Craig R. Callen, Barbara B. Hill, Bernard J. Korman, Edward Lowenthal, Ben W. Perks, C. Taylor Pickett and Stephen D. Plavin, each of whom presently serves as a director of Omega.
Our Board of Directors has fixed the close of business on April 17, 2017 as the record date for the determination of stockholders who are entitled to notice of and to vote at our Annual Meeting or any adjournments or postponements thereof.
We are choosing to follow the Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to their stockholders primarily over the Internet. We believe this process helps to expedite stockholders’ receipt of proxy materials, lowers the costs of the meeting and conserves natural resources. On or about April 26, 2017, we will mail to our stockholders a Notice Regarding the Availability of Proxy Materials (the “Notice”), which contains instructions on how to access our 2017 Proxy Statement and Annual Report to Stockholders for fiscal year 2016 and how to vote. The Notice also includes instructions on how to receive a paper copy of the proxy materials, including the meeting notice, 2017 Proxy Statement and proxy card.
We encourage you to attend our Annual Meeting. Whether or not you are able to attend, we urge you to indicate your vote (i) FOR the election of the director nominees, (ii) FOR the ratification of the selection of Ernst & Young LLP as our independent auditor, (iii) FOR the approval of the Company’s executive compensation in an advisory vote and (iv) to hold future advisory votes on executive compensation EVERY ONE YEAR, by following the instructions for voting on the Notice, or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described in the proxy statement. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card or otherwise submitted a vote by Internet or telephone voting.
By order of Omega’s Board of Directors,
C. Taylor Pickett
April 25, 2017
Hunt Valley, Maryland

YOUR VOTE IS IMPORTANT.   Whether or not you plan to attend the meeting, please vote by (1) using the Internet website shown in the Notice, (2) using the Internet website or toll-free telephone number shown on the proxy card (if included), or (3) completing, signing, dating and promptly mailing the proxy card (if included) in the enclosed envelope. It is important that you return the proxy card (if included) or otherwise submit a vote on the Internet or by telephone promptly whether or not you plan to attend the meeting, so that your shares are properly voted.

If you hold shares through a broker, bank or other nominee (in “street name”), you may receive a separate voting instruction form, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.

i

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OMEGA HEALTHCARE INVESTORS, INC.
303 International Circle, Suite 200
Hunt Valley, Maryland 21030
(410) 427-1700
PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
June 8, 2017
The accompanying proxy is solicited by the Board of Directors to be voted at the Annual Meeting of Stockholders of Omega Healthcare Investors, Inc. to be held at the Company’s principal executive offices at 303 International Circle, Suite 200, Hunt Valley, Maryland, at 10:00 A.M. EDT on June 8, 2017, and any adjournments or postponements of the meeting.
This Proxy Statement, and our Annual Report to Stockholders for fiscal year 2016, which includes our Annual Report on Form 10-K filed with the SEC on February 24, 2017, are available electronically at www.proxyvote.com.
RECORD DATE
Our Board of Directors has fixed April 17, 2017, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. As of the close of business on the record date, there were 196,809,064 shares of our common stock, par value $0.10 per share, outstanding and entitled to vote. As of the record date, our directors and executive officers beneficially owned 1.54% of the shares of our common stock.
QUORUM AND VOTING
Quorum
Holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting as of the record date must be present in person or represented by proxy at the Annual Meeting to constitute a quorum for the conduct of business at the Annual Meeting. Proxies marked as abstaining and “broker non-votes” will be treated as shares present for purposes of determining the presence of a quorum.
Voting
We are choosing to follow SEC rules that allow companies to furnish proxy materials to stockholders over the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. The Notice also instructs you on how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials in the Notice. We plan to mail the Notice to stockholders by April 26, 2017.
Each holder of record of common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. We urge stockholders to vote promptly either by:
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Online Internet Voting:   Go to www.proxyvote.com and follow the instructions

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By Telephone:   Call toll-free 1-800-690-6903 and follow the instructions

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By Mail:   Complete, sign, date and return your proxy card in the enclosed envelope.

If your shares are held in “street name,” the availability of telephone and internet voting will depend on the voting processes of the applicable bank or brokerage firm; therefore, it is recommended that you follow the voting instructions on the form you receive from your bank or brokerage firm.

If you vote by proxy, the individuals named in the enclosed proxy card will vote your shares in the manner you indicate. If you do not specify voting instructions, then the proxy will be voted in accordance with recommendations of the Board of Directors, as described in this Proxy Statement. If any other matter properly comes before the Annual Meeting, the designated proxies will vote on that matter in their discretion.
Ability to Revoke Proxies
A stockholder voting by proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with our Secretary (i) a signed instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. A proxy also may be revoked if the person executing the proxy is present at the meeting and elects to vote in person. If the proxy is not revoked, it will be voted by those named in the proxy.
Broker Non-Votes
A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner.
The vast majority of our stockholders hold their shares through a broker, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
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Stockholder of Record — If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the Annual Meeting.

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Beneficial Owner — If your shares are held in a brokerage account, by a trustee or by another nominee, you are considered, with respect to those shares, the “beneficial owner.” As the beneficial owner of those shares, you have the right to direct your broker, trustee or nominee how to vote, and you also are invited to attend the Annual Meeting in person. Because a beneficial owner is not the stockholder of record, however, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Each stockholder should instruct his/her/its broker on how to vote on the issues presented for consideration. Brokers who do not receive instructions are entitled to vote those shares ONLY with respect to the ratification of the selection of Ernst & Young LLP as our independent auditor for fiscal year 2017, but not with respect to any other matter to be presented at the Annual Meeting.
VOTES REQUIRED
Election of Directors
You may vote “FOR” or “WITHHELD” with respect to each nominee for the Board of Directors. Because the election of directors is not a contested election, each director will be elected by the vote of the majority of the votes cast. A “contested election” means an election in which the number of candidates exceeds the number of directors to be elected. A “majority of the votes cast” means that the number of the votes cast “for” a director exceeds the number of votes “withheld.” Abstentions and broker non-votes, if any, will have no effect on the outcome of the election of directors.
Ratification of Selection of Ernst & Young LLP as Our Independent Auditor
The ratification of the selection of Ernst & Young LLP as our independent auditor for fiscal year 2017 will require the affirmative vote of a majority of the votes cast by all stockholders. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.

Advisory Vote on Executive Compensation
The approval, on an advisory basis, of the compensation of our executive officers will be decided by a majority of the votes cast by all stockholders. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal. This vote on executive compensation is not binding on the Board of Directors or the Company. Our Board of Directors, however, will consider the results of the vote when considering future executive compensation arrangements.
Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation
Stockholders may vote to recommend to the Board of Directors that future advisory votes on executive compensation be conducted every one, two, or three years. Whichever of those alternatives which receives a majority of the votes cast will be considered the alternative recommended by stockholders. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal. With respect to this item, if none of the three alternatives receives a majority vote, we will consider the alternative that receives the highest number of votes by stockholders to be the alternative that is preferred by our stockholders. This vote is not binding on the Board of Directors or the Company, and the Board of Directors may determine that it is in the best interests of the Company to hold an advisory vote on executive compensation more or less frequently than the alternative recommended by our stockholders.

PROPOSAL 1 — ELECTION OF DIRECTORS
Director Nominees and Voting Requirements
Our Board of Directors currently consists of 10 directors. Mr. Harold J. Kloosterman will retire upon the completion of his current term as a director as of the Annual Meeting. The Company is grateful to Mr. Kloosterman for his years of dedicated service since the founding of the Company. The Board of Directors has fixed the size of the whole Board at nine directors as of the election of directors at the Annual Meeting.
Our Nominating and Corporate Governance Committee of the Board of Directors has nominated Craig M. Bernfield, Norman R. Bobins, Craig R. Callen, Barbara B. Hill, Bernard J. Korman, Edward Lowenthal, Ben W. Perks, C. Taylor Pickett and Stephen D. Plavin for election as directors. Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy card intend to vote FOR the election of the nominees named above to hold office until the 2018 Annual Meeting or until their respective successors have been duly elected and qualified.
If any nominee becomes unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless the proxy contains instructions to the contrary) be voted for such other person or persons as may be determined by the holders of the proxies.
Your broker may not vote your shares in the election of directors unless you have specifically directed your broker how to vote your shares. As a result, we urge you to instruct your broker how to vote your shares.

Information Regarding Directors
Information about each director nominee, and the other individuals who currently serve on our Board of Directors, is set forth below.
Director Nominees
Director (age as of May 15)	Year First Became a Director	Business Experience During Past 5 Years
Craig M. Bernfield (56)	2015
Mr. Bernfield brings to our Board extensive business, managerial and leadership experience based primarily on his service as the Chairman of the board and Chief Executive Officer of Aviv REIT Inc. (“Aviv”). Mr. Bernfield was appointed to our Board effective April 1, 2015 pursuant to the Merger Agreement with Aviv. Mr. Bernfield is former Chairman of the board of directors and Chief Executive Officer of Aviv and served in such capacity since he co-founded Aviv Healthcare Properties Limited Partnership in 2005 until our merger with Aviv on April 1, 2015. From 1990 until co-founding Aviv in 2005, Mr. Bernfield was Chief Executive Officer and President of Karell Capital Ventures, Inc., which managed the entities that were combined in 2005 in connection with the formation of Aviv’s operating partnership. Mr. Bernfield has been an investor in the skilled nursing home industry for approximately 20 years.

Norman R. Bobins (74)	2015
Mr. Bobins brings to our Board years of banking experience, financial and accounting knowledge and experience as a director of public companies. Mr. Bobins was appointed to our Board effective April 1, 2015 pursuant to that certain Agreement and Plan of Merger, in connection with our acquisition of Aviv by merger. Mr. Bobins served as a director of Aviv from March 26, 2013 until our merger with Aviv on April 1, 2015. Prior to that, Mr. Bobins served as a member of the advisory board of Aviv Asset Management LLC from 2009 until March 26, 2013. Mr. Bobins was named Non-Executive Chairman of The PrivateBank and Trust Company, a bank subsidiary of PrivateBancorp, Inc., in July 2008. From May 2007 until October 2007, Mr. Bobins was Chairman of the board of directors of LaSalle Bank Corporation and thereafter served as Chairman Emeritus until July 2008. From 2003 to 2007, he was President and Chief Executive Officer of LaSalle Bank Corporation. From 2006 to 2007, he was President and Chief Executive Officer of ABN AMRO North America. Mr. Bobins also serves on the board of directors of AAR Corp. In the past five years, Mr. Bobins also served on the boards of AGL Resources, Inc., Nicor, Inc. and SIMS Metal Management.

Craig R. Callen (61)	2013	Mr. Callen brings to our Board financial and operating experience as an advisor, investment banker and board member in the healthcare industry. Mr. Callen was a

Director (age as of May 15)	Year First Became a Director	Business Experience During Past 5 Years

Senior Advisor at Crestview Partners, a private equity firm, from 2009 through 2016. Mr. Callen retired as Senior Vice President of Strategic Planning and Business Development for Aetna Inc., where he also served as a Member of the Executive Committee from 2004-2007. In his role at Aetna, Mr. Callen reported directly to the Chairman and Chief Executive Officer and was responsible for oversight and development of Aetna’s corporate strategy, including mergers and acquisitions. Prior to joining Aetna in 2004, Mr. Callen was a Managing Director and Head of U.S. Healthcare Investment Banking at Credit Suisse and co-head of Health Care Investment Banking at Donaldson Lufkin & Jenrette. During his 20 year career as an investment banker in the healthcare practice, Mr. Callen successfully completed over 100 transactions for clients and contributed as an advisor to the boards of directors and managements of many of the leading healthcare companies in the U.S. Mr. Callen currently serves as a board member of HMS Holdings, Inc. (NYSE:HSMY), and Classical Homes Preservation Trust. Previously he served on the boards of Symbion, Inc., a Crestview portfolio company, Sunrise Senior Living, Inc. (NYSE:SRZ) and Kinetic Concepts, Inc. (NYSE:KCI).

Barbara B. Hill (64)	2013
Ms. Hill brings to our Board years of experience in operating healthcare-related companies. Ms. Hill is currently an Operating Partner of NexPhase Capital (formerly Moelis Capital Partners), a private equity firm, where she focuses on healthcare-related investments and providing strategic and operating support for NexPhase’s healthcare portfolio companies. She began as an Operating Partner of Moelis Capital Partners in March 2011. From March 2006 to September 2010, Ms. Hill served as Chief Executive Officer and a director of ValueOptions, Inc., a managed behavioral health company, and FHC Health Systems, Inc., its parent company. From August 2004 to March 2006, she served as Chairman and Chief Executive Officer of Woodhaven Health Services, an institutional pharmacy company. In addition, from 2002 to 2003, Ms. Hill served as President and a director of Express Scripts, Inc., a pharmacy benefits management company. In previous positions, Ms. Hill was responsible for operations nationally for Cigna HealthCare, and also served as the Chief Executive Officer of health plans owned by Prudential, Aetna, and the Johns Hopkins Health System. Ms. Hill is a former member of the board of directors of St. Jude Medical Corporation, a Fortune 500 medical device company serving from 2007 to January 2017 and Revera Inc., a Canadian company operating over 500 senior facilities in Canada, Great Britain and the U.S. serving

Director (age as of May 15)	Year First Became a Director	Business Experience During Past 5 Years

from 2010 to March 2017. She was also active with the boards or committees of the Association of Health Insurance Plans and other health insurance industry groups. Currently, she serves as a board member of Integra LifeSciences Holdings Corporation, a medical device company and Owens & Minor, Inc., a Fortune 500 healthcare logistics company.

Bernard J. Korman (85)	1993
Mr. Korman brings to our Board extensive experience in healthcare, experience as a director of a real estate investment trust (“REIT”), and experience as a chairman from his former role as Chairman of Pep Boys. Mr. Korman has served as Chairman of the Board since March 8, 2004. Mr. Korman served as Chairman of the Board of Trustees of Philadelphia Health Care Trust, a private healthcare foundation, from December 1995 to June 30, 2010. Mr. Korman is also a director of The New America High Income Fund, Inc. (NYSE:HYB) (financial services) and a past director of Medical Nutrition USA, Inc., a nutritional products company and NutraMax Products, Inc., a consumer health care products company. He was formerly President, Chief Executive Officer and director of MEDIQ Incorporated, a publicly held health care service provider from 1977 to 1995. Mr. Korman served as a Trustee of Kramont Realty Trust (NYSE:KRT), a publicly held REIT, from June 2000 until its merger in April 2005. Mr. Korman also served as a director of The Pep Boys, Inc. (NYSE:PBY) from 1983, and as Chairman of the board of directors from May 2003 until his retirement from such board in September 2004.

Edward Lowenthal (72)	1995
Mr. Lowenthal brings to our Board years of experience in the development and operation of real estate. Mr. Lowenthal currently serves as Chairman of the board of directors of American Campus Communities (NYSE:ACC) (a public developer, owner and operator of student housing at the university level and serves as a trustee of the Manhattan School of Music). From 2004 to 2013, he was a director of Desarrolladora Homex (NYSE:HXM) (a Mexican homebuilder) and serves as a Trustee of the Manhattan School of Music. Mr. Lowenthal also served as non-executive Chairman of REIS, Inc., a public provider of real estate market information and valuation technology (NASDAQ:REIS), from November 2010 until his term expired in 2012. From January 1997 to March 2002, Mr. Lowenthal served as President and Chief Executive Officer of Wellsford Real Properties, Inc. (a real estate merchant bank) and was President of the predecessor of Wellsford Real Properties, Inc. since 1986. He is co-founder of Wellsford Strategic Partners, a private real estate investment company and is non-executive

Director (age as of May 15)	Year First Became a Director	Business Experience During Past 5 Years
		Chairman of Tiburon Lockers, Inc., a private rental locker company.
Ben W. Perks (75)	2015
Mr. Perks brings to our Board years of public accounting, public company, accounting and financial reporting experience. Mr. Perks was appointed to our Board effective April 1, 2015 pursuant to the Merger Agreement with Aviv. Mr. Perks served as a director of Aviv since 2007 until our merger with Aviv on April 1, 2015. Mr. Perks was the Executive Vice President and Chief Financial Officer of Navigant Consulting, Inc., an NYSE-listed company, from May 2000 until his retirement in August 2007. Prior to joining Navigant, Mr. Perks was with PricewaterhouseCoopers LLP and its predecessors for 32 years, including 22 years as a partner in the Audit and Financial Advisory Services groups.

C. Taylor Pickett (55)	2002
As Chief Executive Officer of our Company, Mr. Pickett brings to our Board a depth of understanding of our business and operations, as well as financial expertise in long-term healthcare services, mergers and acquisitions. Mr. Pickett has served as the Chief Executive Officer of our Company since 2001. Mr. Pickett is also a Director and has served in this capacity since 2002. Mr. Pickett also serves as a director of Corporate Office Properties Trust (NYSE: OFC), an office property REIT. From 1998 to 2001, Mr. Pickett served as the Executive Vice President and Chief Financial Officer of Integrated Health Services, Inc. (“IHS”), a public company specializing in post-acute healthcare services. Mr. Pickett served in a variety of executive roles at IHS from 1993 through 1998. Prior to joining IHS, Mr. Pickett held various positions at PHH Corporation and KPMG Peat Marwick.

Stephen D. Plavin (57)	2000
Mr. Plavin brings to our Board management experience in the banking and mortgage-based real estate investment trust sector, as well as significant experience in real estate capital markets transactions. Mr. Plavin is a Senior Managing director of the Blackstone Group (“Blackstone”) (since December, 2012) and the Chief Executive Officer and a Director of Blackstone Mortgage Trust, Inc., a New York City-based mortgage REIT that is managed by Blackstone. Since 2009 and prior to joining Blackstone, Mr. Plavin served as Chief Executive Officer of Capital Trust, Inc. (predecessor of Blackstone Mortgage Trust). From 1998 until 2009, Mr. Plavin was Chief Operating Officer of Capital Trust and was responsible for all of the lending, investing and portfolio management activities of Capital Trust, Inc. Prior to that time, Mr. Plavin was employed for 14 years with Chase Manhattan Bank and its securities affiliate, Chase Securities Inc. Mr. Plavin held various positions within

Director (age as of May 15)	Year First Became a Director	Business Experience During Past 5 Years

the real estate finance unit of Chase, and its predecessor, Chemical Bank, and in 1997 he became co-head of global real estate for Chase. Mr. Plavin was the Chairman of the board of directors of WCI Communities, Inc. (NYSE:WCIC), a publicly-held developer of residential communities, serving from August 2009 until it was purchased by Lennar Corporation (NYSE: LEN and LEN.B) on February 10, 2017.

Voting Required for Election
Each director will be elected by the vote of the majority of the votes cast. A “majority of the votes cast” means that the number of the votes cast “for” a director exceeds the number of votes “withheld.” Abstentions and broker non-votes, if any, will have no effect on the outcome of the election of directors.
Recommendation of the Board
The Board of Directors unanimously recommends a vote FOR the election of Ms. Hill and Messrs. Bernfield, Bobins, Callen, Korman, Lowenthal, Perks, Pickett and Plavin.

STOCK OWNERSHIP INFORMATION
The following table sets forth information regarding the beneficial ownership of our common stock as of April 17, 2017 for:
•
each of our directors and the executive officers appearing in the table under “EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION, Summary Compensation Table” included elsewhere in this Proxy Statement; and

•
all persons known to us to be the beneficial owner of more than 5% of our outstanding common stock.

Beneficial ownership of our common stock, for purposes of this Proxy Statement, includes shares of our common stock as to which a person has voting and/or investment power, or the right to acquire such power within 60 days of April 17, 2017. Except for shares of restricted stock and unvested units as to which the holder does not have investment power until vesting or as otherwise indicated in the footnotes, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable. The “Common Stock Beneficially Owned” columns do not include unvested time–based restricted stock units (“RSUs”), unvested performance-based restricted stock units (“PRSUs”), deferred stock units under our Deferred Compensation Plan (except to the extent such units vest or the applicable deferral period expires within 60 days of April 17, 2017), common stock issuable in respect of operating partnership units (“OP Units”) or profits interests in OHI Healthcare Properties Limited Partnership (“Omega OP”). Accordingly, we have provided supplemental information regarding deferred stock units, unvested RSUs, and earned but not yet vested PRSUs under the caption “Other Common Stock Equivalents.” For information regarding unearned, unvested PRSUs for performance periods not yet completed, see “Outstanding Equity Awards at Fiscal Year End” below.
The business address of the directors and executive officers is 303 International Circle, Suite 200, Hunt Valley, Maryland 21030. As of April 17, 2017 there were 196,809,064 shares of our common stock outstanding and no preferred stock outstanding.
	Common Stock Beneficially Owned		Other Common Stock Equivalents
Beneficial Owner	Number of Shares	Percent of Class	Unvested RSUs(1)	Deferred Stock Units(2)	Operating Partnership Units(3)	Percent of Class including Common Stock Equivalents(4)
Craig M. Bernfield	860,828(5)	0.44%			2,892,455(5)	1.82%
Norman R. Bobins	48,168(6)	*				*
Daniel J. Booth	222,702	0.11%	65,757			0.14%
Craig R. Callen	3,000	*		20,734(7)		*
Barbara B. Hill	17,942(10)	*				*
Steven J. Insoft	324,076	0.16%	61,743		78,742(11)	0.23%
Harold J. Kloosterman	22,069	*		51,808(12)		*
Bernard J. Korman	804,519	0.41%		18,220(13)		0.40%
Edward Lowenthal	44,653(14)	*		7,330		*
Ben W. Perks	48,940(15)	*				*
C. Taylor Pickett	313,705	0.16%	121,915	299,230		0.36%
Stephen D. Plavin	75,898(16)	*				*
Michael D. Ritz	13,325	*	17,276	13,555		*
Robert O. Stephenson	240,153	0.12%	57,730			0.14%
Directors and executive officers as a group (14 persons)	3,039,978	1.54%	324,421	410,877	2,971,197	3.27%

	Common Stock Beneficially Owned		Other Common Stock Equivalents
Beneficial Owner	Number of Shares	Percent of Class	Unvested RSUs(1)	Deferred Stock Units(2)	Operating Partnership Units(3)	Percent of Class including Common Stock Equivalents(4)
5% Beneficial Owners:(18)
The Vanguard Group, Inc.	30,365,305(19)	15.43%
BlackRock, Inc.	19,868,881(20)	10.09%

* Less than 0.10%
(1)
Incudes unvested RSUs, which in each case vest more than 60 days after April 17, 2017, subject to continued employment. Each unit represents the right to receive one share of common stock. See “Outstanding Equity Awards at Fiscal Year End.”

(2)
Deferred stock units representing the deferral of vested equity awards pursuant to the Company’s Deferred Stock Plan. Includes deferred stock units associated with RSUs and PRSUs vesting within 60 days before April 17, 2017 which the holder has elected to defer. The deferred stock units will not be converted to common stock until the date or event specified in the applicable deferred stock agreement. See “Nonqualified Deferred Compensation.”

(3)
Messrs. Bernfield and Insoft beneficially own OP Units in Omega OP. OP Units are redeemable at the election of the holder for cash equal to the value of one share of our common stock priced at the average closing price for the 10-day trading period ending on the date of the holder’s notice of election to redeem the OP Units, subject to the Company’s election to exchange the OP Units tendered for redemption for shares of Omega common stock on a one-for-one basis, in each case subject to adjustment.

(4)
Percent of class reflects 196,809,064 outstanding shares of common stock outstanding as of April 17, 2017, plus a total of 9,630,666 common stock equivalents, consisting of 419,920 unvested restricted stock units, 410,877 deferred stock units, 26,012 options and approximately 8,773,857 OP Units.

(5)
Common Stock Beneficially Owned includes 5,000 shares of restricted stock, subject to forfeiture until vested. OP Units include (i) 94,619 OP units held by CMB Aviv Acquisition, L.L.C., a limited liability company of which Mr. Bernfield is the sole member and manager and (ii) 2,797,836 OP units held by Craig M. Bernfield C Unit, L.L.C., a limited liability company of which Mr. Bernfield is a member and the sole manager. Mr. Bernfield disclaims beneficial ownership of the securities held by Craig M. Bernfield C Unit, L.L.C. and such trusts except to the extent of his pecuniary interest therein. A total of 16,065 of the OP Units are held by Mr. Bernfield subject to a phantom unit award grant to Mr. Insoft. Mr. Bernfield has no pecuniary interest in the OP Units subject to the phantom unit award and disclaims of such securities.

(6)
Includes 5,000 shares of restricted stock, subject to forfeiture until vested.

(7)
Includes deferred stock units with respect to 6,000 shares of restricted stock, subject to forfeiture until vested.

(10)
Includes 6,000 shares of restricted stock, subject to forfeiture until vested.

(11)
Operating Partnership Units include 78,742 Omega OP Units held by Steven J. Insoft Investments, L.L.C., which is 99% owned by Mr. Insoft and 1% owned by his wife, Susan M. Insoft. 48,194 of Mr. Insoft’s shares are pledged as collateral to secure a loan in favor of Mr. Insoft. Does not include 32,130 OP Units subject to a phantom unit award grant to Mr. Insoft because Mr. Insoft does not have the right to acquire voting or dispositive power with respect to such securities within 60 days of April 17, 2017.

(12)
Includes deferred stock units with respect to 6,000 shares of restricted stock, subject to forfeiture until vested.

(13)
Includes deferred stock units with respect to 6,999 shares of restricted stock, subject to forfeiture until vested.

(14)
Includes 6,000 shares of restricted stock, subject to forfeiture until vested.

(15)
Includes exercisable stock options for 26,012 options shares of common stock. Includes 5,000 shares of restricted stock, subject to forfeiture until vested.

(16)
Includes 6,000 shares of restricted stock, subject to forfeiture until vested. The remainder of Mr. Plavin’s shares are owned jointly with his wife.

(18)
Except as otherwise indicated below, information regarding 5% beneficial owners is based on information reported on Schedule 13G filings by the beneficial owners indicated with respect to the common stock of Omega.

(19)
Based on a Schedule 13G/A filed by The Vanguard Group, Inc. on February 10, 2017. The Vanguard Group, Inc. is located at 100 Vanguard Blvd. Malvern, PA 19355. Includes 202,833 shares of common stock over which The Vanguard Group Inc. has shared voting power and 305,187 shares of common stock over which The Vanguard Group, Inc. has shared dispositive power.

(20)
Based on a Schedule 13G/A filed by BlackRock Inc. on January 9, 2017. BlackRock Inc. is located at 55 East 52nd Street New York, New York 10055.

BOARD COMMITTEES AND CORPORATE GOVERNANCE
Board of Directors and Committees of the Board
The members of the Board of Directors on the date of this Proxy Statement and the Committees of the Board on which they serve are identified below.
Director	Board	Audit Committee	Compensation Committee	Investment Committee	Nominating and Corporate Governance Committee
Craig M. Bernfield	Member			Member	Member
Norman R. Bobins	Member			Member
Craig R. Callen	Member			Member
Barbara B. Hill	Member		Member
Harold J. Kloosterman	Member	Member	Member	Chairman	Member
Bernard J. Korman	Chairman		Member	Member	Member
Edward Lowenthal	Member	Member	Chairman		Member
Ben W. Perks	Member	Chairman
C. Taylor Pickett	Member			Member
Stephen D. Plavin	Member	Member	Member		Chairman
The Board of Directors held eight meetings during 2016. Each member of the Board of Directors attended more than 75% of the meetings of the Board of Directors and of the committees of which such director was a member in 2016. Mr. Korman, as Chairman of the Board, presides over any meeting, including regularly scheduled executive sessions of the non-management directors. If Mr. Korman is not present at such a session, the presiding director is chosen by a vote of those present at the session. Except for Mr. Pickett, all of the members of the Board of Directors meet the NYSE listing standards for independence. While the Board of Directors has not adopted any categorical standards of independence, in making these independence determinations, the Board of Directors noted that no director other than Mr. Pickett (a) received direct compensation from our Company other than director annual retainers and meeting fees, (b) had any relationship with our Company or a third party that would preclude independence or (c) had any material business relationship with our Company and its management, other than as a director of our Company. Each of the members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meets the NYSE listing standards for independence. While we invite our directors to attend our Annual Meeting of Stockholders, we currently do not have a formal policy regarding director attendance. Mr. Pickett, in his capacity as a director of the Company, was the sole representative of the Board of Directors at, and acted as Chairman of, the 2016 Annual Meeting.
Board Leadership Structure and Risk Oversight
Since 2001, an independent non-employee director has served as the Chairman of the Board of Directors rather than our Chief Executive Officer. We separated the roles of Chief Executive Officer and Chairman of the Board in recognition of the difference between the two roles. The Chief Executive Officer is responsible for implementing the strategic direction for the Company as approved by the Board of Directors and the management of the day-to-day operations of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, and sets the agenda for and presides over meetings of the Board.
The Board of Directors, as a whole and at the committee level, plays an important role in overseeing the management of risk. Management is responsible for identifying the significant risks facing the Company, implementing risk management strategies that are appropriate for the Company’s business and risk profile, integrating consideration of risk and risk management into the Company’s decision-making process and communicating information with respect to material risks to the Board or the appropriate committee.
Portfolio and investment risk is one of the principal risks faced by the Company. We manage portfolio and investment risk by, among other things, seeking Investment Committee and/or Board approval for new investments over designated thresholds and providing detailed underwriting information on such proposed investments to the Investment Committee or the Board, as the case may be. In addition, our full Board regularly reviews the performance, credit information and coverage ratios of our operators.
Consistent with the rules of the NYSE, the Audit Committee provides oversight with respect to risk assessment and risk management, the Company’s financial statements and internal control over financial reporting. The Compensation Committee reviews risks associated with the Company’s compensation plans and arrangements. While each committee monitors certain risks and the management of such risks, the full Board is regularly informed about such matters. The full Board generally oversees risk and risk management issues otherwise arising in the Company’s business and operations.
Audit Committee
The Audit Committee met six times in 2016, which included one joint meeting with the Board and other committees. Its primary function is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) the financial information to be provided to stockholders and the SEC; (ii) the system of internal controls that management has established; and (iii) the external independent audit process. In addition, the Audit Committee selects our Company’s independent auditors and provides an avenue for communication between the independent auditors, financial management and the Board of Directors.
Each of the members of the Audit Committee is independent and financially literate, as required of audit committee members by the NYSE. The Board of Directors has determined that Messrs. Plavin and Perks each qualify as an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. The Board of Directors made a qualitative assessment of Mr. Plavin’s level of knowledge and experience based on a number of factors, including his formal education and his experience as Chief Executive Officer and a director of Blackstone Mortgage Trust, Inc. (formerly Capital Trust, Inc.), a New York City-based mortgage REIT managed by Blackstone, where he is responsible for all management activities. Additionally, Mr. Plavin holds an M.B.A. from J.L. Kellogg Graduate School of Management at Northwestern University. The Board of Directors made a qualitative assessment of Mr. Perks’ level of knowledge and experience based on his 22 years of experience as an audit partner at PricewaterhouseCoopers and its predecessors, and his experience as Chief Financial Officer of Navigant Consulting, Inc.
Compensation Committee
The Compensation Committee has responsibility for determining the compensation of our executive officers and administering our equity incentive plan. During 2016, the Compensation Committee met six times, which included one joint meeting of the Board and other committees. The responsibilities of the Compensation Committee are more fully described in its Charter, which is available on our website at www.omegahealthcare.com.

Investment Committee
The Investment Committee works with management to develop strategies for growing our portfolio and has authority to approve investments up to established thresholds. The Investment Committee met two times during 2016.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee met three times during 2016, which included one joint meeting of the Board and other committees and one joint meeting of the Board and the Nominating and Corporate Governance Committee. The Nominating and Governance Committee has responsibility for identifying potential nominees to the Board of Directors and reviewing their qualifications and experience. The process for identifying and evaluating nominees to the Board is initiated by identifying candidates who meet the criteria for selection as nominees and have the specific qualities or skills being sought based on input from members of the Board of Directors and, if the Nominating and Corporate Governance Committee deems appropriate, a third-party search firm. Nominees for director are selected based on their depth and breadth of experience, industry experience, financial background, integrity, ability to make independent analytical inquiries and willingness to devote adequate time to director duties, among other criteria. The Company does not have a policy with regard to consideration of diversity in identifying nominees, and historically diversity has not been a material factor in selecting nominees to the Board. The Nominating and Corporate Governance Committee also develops and implements policies and practices relating to corporate governance.
The Nominating and Corporate Governance Committee will consider written proposals from stockholders for nominees as director. Any such nomination should be submitted to the Nominating and Corporate Governance Committee through our Secretary in accordance with the procedures and time frame described in our Bylaws and as set forth under “STOCKHOLDER PROPOSALS” below.
Stock Plan Special Administrative Committee
In addition to the Committees listed above, in February 2015 the Board established a Special Administrative Committee under the 2013 Stock Incentive Plan (the “Stock Plan”) consisting solely of Mr. Pickett, with the authority to allocate and grant awards under the Stock Plan to employees of the Company and its affiliates who are not executive officers of the Company up to a maximum number of units or shares authorized by the Board from time to time. For 2016, the Special Administrative Committee was authorized to grant awards of up to 130,000 RSUs, PRSUs and profits interests in Omega OP (“LTIP Units”), of which up to 40,000 could be time-based and up to 90,000 (at the high level of performance) can be performance-based. For 2017, the Special Administrative Committee is authorized to grant awards of up to 130,000 RSUs, PRSUs and LTIP Units, of which up to 40,000 can be time-based and up to 90,000 (at the high level of performance) can be performance-based.
Communicating with the Board of Directors and the Audit Committee
The Board of Directors and our Audit Committee have established procedures to enable anyone who has a concern about our conduct, or any employee who has a concern about our accounting, internal controls or auditing matters, to communicate that concern directly to the non-management members of the Board of Directors or the Audit Committee, as applicable. These communications may be confidential or anonymous and may be submitted in writing or through the Internet. The employees have been provided with direct and anonymous access to each of the members of the Audit Committee. Our Company’s Code of Business Conduct and Ethics (“Code of Ethics”) prohibits any employee of our Company from retaliating or taking adverse action against anyone raising or helping resolve a concern about our Company.
Interested parties may contact our non-management directors by writing to them at our headquarters: Omega Healthcare Investors, Inc., 303 International Circle, Suite 200, Hunt Valley, Maryland 21030, or by contacting them through our website at www.omegahealthcare.com. Communications addressed to the non-management members of the Board of Directors will be reviewed by our corporate communications liaison, which is our outside legal counsel, and will be directed to the appropriate director or directors for their consideration. The corporate communications liaison may not “filter out” any direct communications from being presented to the non-management members of the Board of Directors and Audit Committee members without instruction from the directors or committee members. The corporate communications liaison is required to maintain a record of all communications received that were addressed to one or more directors, including those determined to be inappropriate communications. Such record will include the name of the addressee, the disposition by the corporate communications liaison and, in the case of communications determined to be inappropriate, a brief description of the nature of the communication. The corporate communications liaison is required to provide a copy of any additions to the record upon request of any member of the Board of Directors.
Policy on Related Party Transactions
We have a written policy regarding related party transactions under which we have determined that we will not engage in any purchase, sale or lease of property or other business transaction in which our officers or directors have a direct or indirect material interest without the approval by resolution of a majority of those directors who do not have an interest in such transaction. It is generally our policy to enter into or ratify related party transactions only when our Board of Directors, acting through our Audit Committee, determines that the related party transaction in question is in, or is not inconsistent with, our best interests and the interests of our stockholders.
As part of our acquisition of entities owning 143 skilled nursing facilities in June 2010, we acquired entities owning facilities with existing leases in place to LHCC Properties, LLC (“LHCC”) a subsidiary of Laurel Healthcare Holdings, Inc. (“Laurel”). Thomas F. Franke, a member of our Board of Directors until the 2016 Annual Meeting, was the Chairman Emeritus of Laurel and together with certain members of his immediate family, beneficially owned approximately 34% of the equity of Laurel. Our lease with LHCC generated approximately $1 million of rental income in both 2014 and 2013. In connection with our merger with Aviv, we acquired operating leases with LHCC for an additional 28 facilities. Together, our leases with LHCC generated approximately $23.0 million of rental income in 2015 and $2.5 million of rental income from January 1, 2016 until February 1, 2016, when Mr. Franke and his family ceased to own an equity interest in Laurel. On February 1, 2016, we acquired 10 facilities from Laurel for approximately $169.0 million in cash and leased them to an unrelated existing operator. Immediately following our acquisition, the unrelated existing operator acquired all of the outstanding equity interests of Laurel, including the interests previously held by Mr. Franke and his family. The new master lease has an initial annual cash yield of 8.5% and annual escalators of 2.0% and is cross defaulted to the operator’s existing master lease.
Security Deposit Indemnification Agreements
Prior to 2002, certain of the entities that were combined in connection with the formation of Aviv’s predecessor partnership distributed security deposits paid by certain of their tenants to the owners of those entities in exchange for an agreement by those owners to repay the amounts distributed if and when the applicable tenant became entitled to a return of the security deposit or the deposit was otherwise applied under the applicable lease. These arrangements were kept in place in connection with the formation of Aviv’s predecessor partnership. As of December 31, 2014, entities controlled by Mr. Bernfield were obligated to potentially reimburse approximately $292,000.
Code of Business Conduct and Ethics
We have adopted a written Code of Ethics that applies to all of our directors and employees, including our Chief Executive Officer, Chief Operating Officer, Chief Corporate Development Officer, Chief Financial Officer and Chief Accounting Officer. A copy of our Code of Ethics is available on our website at www.omegahealthcare.com, and print copies are available upon request without charge. You can request print copies by contacting our Chief Financial Officer in writing at Omega Healthcare Investors, Inc., 303 International Circle, Suite 200, Hunt Valley, Maryland 21030, or by telephone at 410-427-1700. Any amendment to our Code of Ethics or any waiver of our Code of Ethics will be disclosed on our website at www.omegahealthcare.com promptly following the date of such amendment or waiver.

Stock Ownership Guidelines
The Board of Directors has adopted stock ownership guidelines to foster long-term stock holdings by Company leadership. These guidelines create a strong link between stockholders’ and management’s interest. The Chief Executive Officer is required to own shares in the Company with a value equal to at least six times his annual base salary. The Chief Operating Officer, Chief Corporate Development Officer and Chief Financial Officer are required to own shares in the Company with a value equal to at least three times their respective annual base salaries. Each non-employee director is required, within five years of the director’s appointment, to own shares in the Company with a value equal to at least five times the annual cash retainer for serving as a member of the Board of Directors. The complete stock ownership guidelines contained in the Corporate Governance Guidelines are available through our website at www.omegahealthcare.com.
Policy on Hedging and Pledging of Company Securities
We consider it inappropriate for any director or officer to enter into speculative transactions in our Company’s securities. Therefore, we prohibit the purchase of or sale of puts, calls, options or other derivative instruments related to our Company’s securities or debt. Our policy also prohibits hedging or monetization transactions, such as forward sale contracts, in which the stockholder continues to own the underlying security without all the risks or rewards of ownership. Additionally, directors and officers may not purchase our Company’s securities on margin or borrow against any account in which our securities are held. Pledges existing as of February 27, 2015 (or April 1, 2015 for personnel who joined the Company in connection with the merger with Aviv) may remain in place through February 27, 2018 so long as the amount of Omega securities pledged is not increased thereafter except through the reinvestment of dividends.
Director Retirement Policy
It is the general policy of the Board of Directors that after reaching 77 years of age, directors shall not stand for re-election and thereafter shall retire from the Board of Directors upon the completion of the term of office to which they were elected. On the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors may waive this requirement as to any director if it deems such waiver to be in the best interests of the Company. On the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors determined that it is in the best interests of the Company to waive this requirement to permit the nomination of Mr. Korman for re-election at the Annual Meeting.
Corporate Governance Materials
The Corporate Governance Guidelines, Code of Ethics and the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available free of charge through our website at www.omegahealthcare.com and are available in print to any stockholder who requests them.

PROPOSAL 2 — PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITOR FOR THE FISCAL YEAR 2017
The Audit Committee has selected Ernst & Young LLP as our Company’s independent auditor for the current fiscal year, and the Board of Directors is asking stockholders to ratify that selection. Although current law, rules and regulations, as well as the charter of the Audit Committee, require our Company’s independent auditor to be engaged, retained and supervised by the Audit Committee, the Board of Directors considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of Ernst & Young LLP for ratification by stockholders as a matter of good corporate governance. However, if the stockholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Board of Directors and the Audit Committee in their discretion may change the appointment at any time during the year if they determine that such a change would be in the best interest of us and our stockholders. Information concerning the services Ernst & Young LLP provided to us can be found beginning on page 18 below.
Voting Required for Approval
The affirmative vote of holders of a majority of all votes cast on the matter is required to ratify the selection of Ernst & Young LLP as our Company’s independent auditor for the current fiscal year. Accordingly, abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on any of these proposals.
Recommendation of the Board
The Board of Directors and the members of the Audit Committee unanimously recommend a vote FOR the proposal to ratify the selection of Ernst & Young LLP as our independent auditor for the fiscal year 2017.

AUDIT COMMITTEE AND INDEPENDENT AUDITOR MATTERS
The Audit Committee’s purpose is to oversee the accounting and financial reporting processes of our Company, the audits of our financial statements, the qualifications of the public accounting firm engaged as our independent auditor to prepare and issue an audit report on our financial statements and the related internal control over financial reporting, and the performance of our independent auditors. The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our Company’s independent auditors. The Audit Committee’s function is more fully described in its revised charter, which is available on our website at www.omegahealthcare.com. The Board of Directors reviews the Audit Committee Charter annually.
The Board of Directors has determined that each Audit Committee member is independent under the standards of director independence established under our corporate governance policies and the NYSE listing requirements and is also “independent” for purposes of Section 10A (m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors has determined that Stephen Plavin and Ben Perks each qualify as an “audit committee financial expert,” as defined by SEC rules.
Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal control over financial reporting and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Our Company’s independent auditor, Ernst & Young LLP, is responsible for auditing and expressing opinions on the conformity of our Company’s consolidated financial statements with accounting principles generally accepted in the United States, and the effectiveness of our Company’s internal control over financial reporting based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria).
Audit Committee Report
The Audit Committee, with respect to the audit of Omega’s 2016 audited consolidated financial statements, reports as follows:
•
The Audit Committee has reviewed and discussed our 2016 audited consolidated financial statements with Omega’s management;

•
The Audit Committee has met with and discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 1301, as amended, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”);

•
The Audit Committee has received written disclosures and the letter from Ernst & Young LLP required by the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence from Omega;

•
Based on reviews and discussions of Omega’s 2016 audited consolidated financial statements with management and discussions with Ernst & Young LLP, the Audit Committee recommended to the Board of Directors that Omega’s 2016 audited consolidated financial statements be included in our Company’s Annual Report on Form 10-K; and

•
The Committee has also reviewed the services provided by Ernst & Young LLP discussed below and has considered whether provision of such services is compatible with maintaining auditor independence.

Audit Committee of the Board of Directors
Ben W. Perks, Chairman
Harold J. Kloosterman
Edward Lowenthal
Stephen D. Plavin

Independent Auditors
Ernst & Young LLP audited our consolidated financial statements as of and for each of the years ended December 31, 2016, 2015, and 2014. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders at the Annual Meeting. Approval of our independent auditors is not a matter required to be submitted to stockholders; however, the Board considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of Ernst & Young LLP for ratification by stockholders as a matter of good corporate practice.
Fees
The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of our Company’s annual financial statements for the fiscal years 2016 and 2015 and fees billed for other services rendered by Ernst & Young LLP during those periods, all of which were pre-approved by the Audit Committee.
	Year Ended December 31,
	2016 ($)	2015 ($)
Audit Fees	1,418,000	1,903,000
Audit-Related Fees	—	—
Tax Fees	1,297,000	1,538,000
All Other Fees	2,000	2,000
Total	2,717,000	3,443,000

Audit Fees
The aggregate fees billed by Ernst & Young LLP for professional services rendered to our Company for the audit of our Company’s annual financial statements for fiscal years 2016 and 2015, the audit of the effectiveness of our Company’s internal control over financial reporting related to Section 404 of the Sarbanes-Oxley Act of 2002 for fiscal years 2016 and 2015, the reviews of the financial statements included in our Company’s Forms 10-Q for fiscal years 2016 and 2015, and services relating to securities and other filings with the SEC, including comfort letters and consents, were approximately $1,418,000 and $1,903,000, respectively.
Audit Related Fees
Ernst & Young LLP was not engaged to perform services for our Company relating to due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation, or consultation concerning financial accounting and reporting standards for fiscal years 2016 and 2015.
Tax Fees
The aggregate fees billed by Ernst & Young LLP for professional services to our Company relating to tax compliance, tax planning and tax advice for fiscal years 2016 and 2015 were approximately $1,297,000 and $1,538,000, respectively.
All Other Fees
The aggregate other fees billed by Ernst & Young LLP to our Company were approximately $2,000 for fiscal years 2016 and 2015, respectively

Determination of Auditor Independence
The Audit Committee considered the provision of non-audit services by our independent auditor and has determined that the provision of such services was consistent with maintaining the independence of Ernst & Young LLP.
Audit Committee’s Pre-Approval Policies
The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, our Company’s independent auditor, provided, however, pre-approval requirements for non-audit services are not required if all such services: (1) do not aggregate to more than five percent of total fees paid by us to our accountant in the fiscal year when services are provided; (2) were not recognized as non-audit services at the time of the engagement; and (3) are promptly brought to the attention of the Audit Committee and approved by the Audit Committee prior to the completion of the audit.
At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by the firm during the year. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees approved by the Audit Committee. For each category of proposed service, the independent auditing firm is required to confirm that the provision of such services does not impair its independence. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table above were authorized and approved by the Audit Committee in compliance with its pre-approval policies and procedures described herein.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
Background on Advisory Vote
Federal legislation (Section 14A of the Exchange Act) requires that we include in this Proxy Statement a non-binding stockholder vote on our executive compensation as described in this Proxy Statement (commonly referred to as “Say-on-Pay”).
Our Executive Compensation Program
As described more fully in our Compensation Discussion and Analysis section beginning on page 23 of this Proxy Statement (“CD&A”) and the related tables and narrative, we design our executive compensation program to reward, retain and, in the case of new hires, attract executive officers to support our business strategy, achieve our short-term and long-term goals, and provide continued success for our operators, stockholders, employees and communities. At the core of our executive compensation program is our pay-for-performance philosophy that links competitive levels of compensation to achievements of our overall strategy and business goals, as well as predetermined objectives. We believe our executive compensation program is strongly aligned with the interests of our stockholders and sound corporate governance principles.
The Compensation Committee engages in an annual review to establish the annual salaries and the terms and conditions of annual cash bonus opportunities, long-term incentive awards and employment agreements with our executive officers. The compensation programs for 2015 and 2016 were described in the CD&A included in the Company’s proxy statement for our 2016 annual meeting of stockholders, at which over 97% of the votes cast approved the Company’s executive compensation in the advisory “Say-on-Pay” vote.
We urge you to read the CD&A section of this Proxy Statement and the tables and narrative for the details on the Company’s executive compensation program, including the executive compensation programs implemented for 2016-2018 and 2017-2019. Our executive compensation programs emphasize pay for performance, such that the interests of all of our executive officers are aligned with the interests of stockholders. In particular, we believe that stockholders should note the following in evaluating our executive compensation program, which should be read in conjunction with the more detailed discussion in our CD&A: See “COMPENSATION DISCUSSION AND ANALYSIS — Why You Should Vote for Our 2017 Say-on-Pay Proposal.”
Proposed Vote
The following resolution will be submitted for a stockholder vote at the Annual Meeting:
RESOLVED, that the Company’s stockholders approve the compensation of the Company’s executive officers as described in this Proxy Statement, including the “COMPENSATION DISCUSSION AND ANALYSIS” section, the compensation tables and the other narrative compensation disclosures.
Because the vote is advisory, it will not be binding upon the Board of Directors, the Compensation Committee or the Company, and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome on this proposal; however, the Compensation Committee will consider the outcome of the vote when evaluating future executive compensation arrangements.
Voting Required for Approval
Approval, on an advisory basis, of the compensation of our executive officers will be decided by a majority of the votes cast by all stockholders entitled to vote. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board
The Board of Directors unanimously recommends a vote FOR the approval of the compensation of the Company’s executive officers as described in this Proxy Statement.

PROPOSAL 4 — ADVISORY VOTE ON THE FREQUENCY OF
ADVISORY VOTES ON EXECUTIVE COMPENSATION
Background on Advisory Vote
The Say-on-Pay legislation described above also requires that we include in this Proxy Statement a separate, non-binding stockholder vote to advise on whether the Say-on-Pay vote should occur every one, two or three years. You have the option to vote for any of the three options, or to abstain on the matter.
Background on Board Recommendation
The Board of Directors has determined that an annual advisory vote on executive compensation is the best approach for the Company at this time based on a number of considerations, including the following:
•
While our compensation strategies are related to both the short-term and longer-term business outcomes, we make certain compensation decisions annually;

•
An annual vote is consistent with our recent shift to an annual award cycle for performance shares, which aligns our executive compensation program with our strategic repositioning;

•
An annual vote provides stockholders the opportunity to evaluate our executive compensation program more frequently;

•
An annual advisory vote will give us more frequent feedback on our compensation disclosures and the compensation of our named executive officers; and

•
An annual vote is consistent with market practice and the articulated preference of our stockholders.

Because the vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee. However, the Board of Directors will take into account the results of the vote when determining the frequency of future Say-on-Pay votes. As discussed under “BOARD COMMITTEES AND CORPORATE GOVERNANCE — Communicating with the Board of Directors and the Audit Committee,” stockholders have the opportunity to communicate directly with the Board of Directors at any time, including on issues of executive compensation.
Voting Required for Approval
Stockholders may vote to recommend to the Board of Directors that future advisory votes on executive compensation be conducted every one, two, or three years. Whichever of those alternatives which receives a majority of the votes cast will be considered the alternative recommended by stockholders. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal. With respect to this item, if none of the three alternatives receives a majority vote, we will consider the alternative that receives the highest number of votes by stockholders to be the alternative that is preferred by our stockholders. This vote is not binding on the Board of Directors or the Company, and the Board of Directors may determine that it is in the best interests of the Company to hold an advisory vote on executive compensation more or less frequently than the alternative recommended by our stockholders.
Recommendation of the Board
The Board of Directors unanimously recommends a vote to conduct future advisory votes on executive compensation EVERY ONE YEAR.

COMPENSATION DISCUSSION AND ANALYSIS
Our CD&A addresses the following topics:
•
Why You Should Vote for Our 2017 Say-on-Pay Proposal;

•
2016 Performance Results;

•
Summary of Executive Compensation Program and Governance Practices;

•
Components of our Executive Compensation Program;

•
Our Compensation Decisions and Results for 2016; and

•
Our Compensation Decisions for 2017.

Why You Should Vote for Our 2017 Say-on-Pay Proposal
The Company provides its stockholders with the opportunity to cast an annual advisory “Say-on-Pay” vote on executive compensation. The Committee considers the outcome of the Company’s Say-on-Pay votes when making future compensation decisions for our executive officers. Set forth below are some reasons why we think that you should vote FOR our 2017 Say-on-Pay Proposal.
Strong Operational Performance
As described below, for 2016, we had strong year-over-year growth in both net income and funds from operations, or “FFO.” Notable highlights include over $1.2 billion in new investments (excluding our $50 million joint venture investment in Second Spring Healthcare Investments to acquire 64 skilled nursing and related facilities for $1.1 billion (the “Joint Venture Investment”)) and capital expenditure funding, $260 million in equity issuances, $1.05 billion in new debt issuances and $170 million in asset sales. See “— 2016 Performance Results.”
Superior Long-Term TSR Performance
We have consistently maintained superior long-term total shareholder return (i.e., annualized change in the Company’s stock price per share including the reinvestment of dividends or “TSR”) performance. See “— 2016 Performance Results.”
Variable Pay Linked to Performance
For 2016, 58% of our Chief Executive Officer’s total target compensation and 53% of the total target compensation for our other named executive officers was variable, performance-based compensation (including annual cash bonus and annual performance-based equity awards). 64% of our Chief Executive Officer’s target compensation and 62% of our other named executive officers’ target compensation was in the form of equity-based compensation. See, “— Our Compensation Decisions and Results for 2016 — 2016 Target Compensation Mix.”
Performance goals incorporated into our annual performance-based equity awards drive a significant portion of what our executive officers actually earn over time by directly linking both TSR and TSR relative to an index (which we call “Relative TSR”) to the amounts earned over the three-year performance periods. As a result, in periods when our TSR and Relative TSR have superior performance, our executive officers will earn more than their target level of compensation and in periods when our TSR and Relative TSR under-perform, our executive officers will earn less than their target level of compensation.
Historically Strong Stockholder Support
Our Say-on-Pay proposal has been approved by our stockholders every year since it was first introduced in 2011, with more than 97% of the votes cast at the 2016 meeting voting in favor of the proposal. We believe that this is in part because our Compensation Committee has proactively endeavored to structure our executive officer compensation program to align it with enhanced shareholder value. For example, in 2016, the Committee increased the overall percentage of each executive officer’s target total compensation that is linked to performance, increased the performance-based weighting of long-term equity awards to 60% (from 50% in 2015) and increased the level of Relative TSR required under the performance goals. See “— Components of our Executive Compensation Program— Annual Long-Term Equity Incentives for the Three-Year Period commencing January 1, 2016.”
2016 Performance Results
In 2016, the Company had a very strong year in terms of operational performance. Our management team continues to focus on the core themes of acquisitions, physical plant improvement, strengthening our balance sheet and portfolio improvement (either by way of operator changes or eliminating non-performing assets). Key accomplishments included:
•
closing on approximately $1.2 billion in new investments (exclusive of the Joint Venture Investment), including the following:

•
the purchase/lease of 10 facilities in three states and the re-lease of 28 facilities in four states to an affiliate of Ciena Healthcare Group,

•
the purchase/lease of 12 care homes in the United Kingdom to Healthcare Homes,

•
the purchase/lease of 22 facilities in three states to an affiliate of Saber Healthcare Holdings, and

•
the purchase/lease of 31 facilities in three states operated by Signature HealthCARE;

•
sale of  $260 million of common stock;

•
sale of  $700 million in newly issued investment grade senior notes;

•
closing on a $350 million senior unsecured 5-year term loan;

•
$136.8 million of investments in our capital expenditure programs;

•
repurchase of a $180 million secured term loan due 2019; and

•
sale of  $170 million in assets that we had previously categorized as “assets held for sale.”

For both 2015 and 2016, TSR for the health care REIT sector significantly underperformed the REIT sector as a whole. Although our TSR performance for the year ended December 31, 2016 was disappointing, as it also was for many health care REITs, our long-term TSR performance has generally been superior. Our strong long-term annualized TSR performance as compared to the FTSE NAREIT Equity Health Care Index and the MSCI U.S. REIT index is illustrated in the charts below. (TSR is rounded to the closest 0.1%.)
Annualized TSR Performance for Multi-Year Periods ending December 31, 2016
Summary of Executive Compensation Program and Governance Practices
Our executive compensation programs are designed to attract and retain the highest quality executive talent possible and, more importantly, to provide meaningful incentives for our executive officers to strive to enhance shareholder value over both near- and longer-term periods. Below we summarize certain executive compensation program and governance practices – both the practices we have implemented to drive performance and the practices we avoid because we do not believe they would serve our stockholders’ long-term interests.
Our compensation system seeks to maintain best practices and support strong corporate governance, as illustrated below.
What we do…	What we do not do…
We balance our incentive programs to provide an appropriate mix of annual and longer-term incentives, with long-term incentive compensation comprising a substantial percentage of target total compensation
We pay for performance that has a direct alignment with TSR performance; salaries comprise a relatively modest portion of each executive officer’s overall compensation opportunity
We use multiple performance measures as well as different performance measures for cash bonuses and multi-year equity awards, which mitigates compensation-related risk. We also measure performance across various performance periods
We enhance executive officer retention with time-based vesting schedules for certain equity incentive awards to provide a balance with performance-based awards
We use the market median of our peer group as the starting point for determining the right form and amount of compensation for each executive officer
We aim for aggregate target annual compensation for the executive officers to be generally in line with the median aggregate annual compensation for the top five executive officers of the peer group
We have robust stock ownership guidelines for our named executive officers and directors
We engage an independent compensation consultant selected by our Compensation Committee to advise the Committee on compensation matters
We have a Compensation Committee comprised solely of independent directors

We do not guarantee annual salary increases or bonuses and the Company has no guaranteed commitments to grant any equity-based awards
We do not pay excise tax gross-ups with respect to payments made in connection with a change of control
We do not provide single-trigger change in control benefits
We do not allow hedging or pledging of Company stock by executive officers (except for a grandfather provision permitting pledges existing when we adopted our policy to remain in place through February 2018)
We do not encourage unnecessary or excessive risk taking; incentive awards are not based on a single performance measure and do not have guaranteed minimum or uncapped payouts
We do not benchmark executive compensation to target levels of compensation above the median of our peer group
We do not pay dividends on unearned performance shares (other than fractional distributions on LTIP units, which are made for tax reasons)
We do not provide perquisites

What We Pay and Why
Following is a summary of  (i) the Compensation Committee’s objectives for the compensation of our executive officers and (ii) how the Compensation Committee believes its decisions on executive officer compensation achieve the stated objectives:
OBJECTIVES
• reward performance and initiative
• attract, retain and reward executive officers who have the motivation, experience and skills to continue our track record of profitability, growth and attractive TSR
• be competitive with other REITs viewed as competitors for executive talent
• link compensation with enhancing stockholder value
• reward for our short-term and long-term successes, particularly measured in terms of growth in Adjusted funds from operations (“Adjusted FFO”) on a per share basis and TSR
• encourage and facilitate our executive officers’ ability to achieve meaningful levels of ownership of our common stock
HOW WE ACCOMPLISH OUR OBJECTIVES
• while we do not employ a formula, base salary generally comprises a relatively small portion of total executive officer pay
• annual cash bonus generally comprises approximately a quarter of each executive officer’s total pay
• a majority of each executive officer’s total compensation is structured as performance-based using a combination of annual cash bonus and long-term incentive equity awards

•
we do not target a specific percentile range within the Company’s peer group when determining an individual executive officer’s pay; instead, the Compensation Committee uses the peer group median as the starting point and reviews market data from the peer group as one of several reference points useful for determining compensation for each executive officer

•
we utilize a variety of objective performance goals that we consider key drivers of value creation to minimize the potential risk associated with over-weighting any particular performance measure. Goals have historically included Adjusted FFO per share, tenant quality, TSR and Relative TSR. In 2017 we added a new performance-based goal of FAD per share (defined below)

•
the ultimate value of performance-based long-term incentive equity awards is dependent on both the Company’s future TSR and Relative TSR as compared to a REIT index. We think using both performance measures, together with time-based restricted stock unit awards, provides a balanced approach that does not motivate excessive risk taking

Independent Compensation Consultant
The Committee has retained FPL Associates, L.P. (“FPL”) as its independent compensation consulting firm to advise the Committee with respect to the compensation of our named executive officers and the compensation of our directors. FPL has been engaged to provide the Committee with relevant data concerning the marketplace, our peer group and FPL’s own independent analysis and recommendations concerning executive compensation. FPL does not provide any additional services to the Committee and does not provide any services to the Company other than to the Committee.
Peer Group Benchmarking
For 2015, the Committee determined that FPL’s analysis would be benchmarked based on a peer group of public REITs identified by FPL as being comparable to the Company based on market capitalization, asset class, geography and other factors. For 2016, the Committee updated the 2015 peer group based on an analysis provided by FPL. The criteria for peer group selection for 2016 included the following factors:
•
similarity to Omega in terms of property focus,

•
net lease structure,

•
market capitalization, and

•
geographic business region.

The Committee also considered whether each proposed peer group company was a member of Omega’s 2015 peer group and also noted whether the company, in turn, uses Omega as a peer for compensation benchmarking purposes. Not all criteria had to be met for inclusion in our peer group. FPL suggested that maintaining consistency with our 2015 peer group was a worthwhile consideration. Accordingly, for 2016 the Committee made minimal changes to the 2015 peer group, adding Care Capital Properties, which had then recently completed a spin-off from Ventas, Inc. and had a property focus that included post-acute care and skilled nursing facilities, and removed BioMed Realty Trust, Inc., which was then pending acquisition by Blackstone Real Estate.
2016 Peer Group
Care Capital Properties	Lexington Realty Trust
Duke Realty Corporation	National Retail Properties, Inc.
EPR Properties	Realty Income Corporation
Federal Realty Investment Trust	Spirit Realty Capital, Inc.
HCP, Inc.	Ventas, Inc.
Healthcare Trust of America	W.P. Carey, Inc.
LaSalle Hotel Properties
Omega as Compared to 2016 Peer Group*

$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
$10.8
$9.7
$12.3
$6.4
$6.3
$8.2
$8.9
$6.3
$8.1
Enterprise Value
Market Capitalization
Total Assets
OHI
Peer Median
Peer Mean

*
In billions, as of December 31, 2016

Compensation Setting Process
The Committee uses data and information provided by FPL, including comparisons of Omega’s executive compensation programs to those of Omega’s peer group, to assist the Committee in undertaking a comprehensive annual review to establish base salaries and the terms and conditions of annual cash bonus opportunities and long-term incentive awards of our executive officers. In addition, the Committee requests and receives information from our Chief Executive Officer regarding management’s views regarding its performance as well as other factors the Chief Executive Officer believes should impact the compensation of our executive officers. The Committee also requests and receives recommendations from our Chief Executive Officer regarding the compensation for each of the executive officers and the business and performance targets for long-term incentive awards and annual cash bonuses.
Market data provided by FPL is an important tool for analysis and decision-making. And the Committee takes into account the recommendations of FPL and our Chief Executive Officer in applying its own independent judgment in determining the compensation of our executive officers. In reaching compensation decisions, the Committee also considers the decision-making responsibilities of each position and the experience, work performance and team-building skills of each executive officer, as well as the Company’s overall performance and the achievement of our strategic objectives and budgets during the prior year. The ultimate determination of the compensation that will be paid to our executive officers and the elements that comprise that compensation are made solely by the Committee.
Components of Our Executive Compensation Program
Our executive officers’ compensation currently has three primary components, which are discussed in more detail below:
•
annual base salary,

•
annual cash incentive awards, and

•
annual long-term equity incentive awards.

Variable pay constitutes the majority of our executives’ compensation, which allows the Committee to reward superior performance and penalize under-performance, while the long-term equity incentive portions of our compensation programs serve to align the interests of our executive officers with the interests of our stockholders. With respect to the annual cash bonus opportunity and the annual long-term incentive opportunity, compensation for threshold and high performance has been designed to approximate 75% and 150%, respectively, of compensation for target performance.

The table immediately below summarizes the objectives and important features of each component of our executive compensation program.
Objectives and Important Features of Executive Compensation Program
	Link to Program Objectives	Type of Compensation	Important Features
Base Salary	• Fixed level of cash compensation to attract and retain key executives in a competitive marketplace • Preserves an executive’s commitment during downturns	Cash	• Determined based on evaluation of individual executives, compensation internal pay equity and a comparison to the peer group
Annual Cash Bonus
•
Target cash incentive opportunity (set as a percentage of base salary) to encourage achievement of annual Company financial and operational goals

•
Assists in attracting, retaining and motivating executives in the near term

Cash
•
Majority (70% for 2016, 60% for 2017) of incentive opportunity based on objective performance measures, which includes both Adjusted FFO per Share and Tenant Quality

•
A portion (30% for 2016, 40% for 2017) of the payout is also based on individual performance

Long-Term Incentives Program: RSUs
•
Focuses executives on achievement of long-term financial and strategic goals and TSR, thereby creating long-term shareholder value

•
Assists in maintaining a stable, continuous management team in a competitive market

•
Maintains shareholder-
management alignment

•
Easy to understand and track performance

•
Limits dilution to existing shareholders relative to utilizing options

Long-Term Equity
•
40% of target annual long-term incentive award beginning in 2016

•
Provides upside incentive in up market, with some down market protection

•
Three-year cliff-vest (subject to certain exceptions)

Long-Term Incentives Program: PRSUs and LTIP Units		Long-Term Equity
•
60% of target annual long-term incentive award beginning in 2016

•
Three-year performance periods with the actual payout of units at 0% to 150% of the target grant amount based on TSR and Relative TSR performance

•
Provides some upside in up- or down-market based on relative performance

•
Direct alignment with shareholders

•
Additional vesting once earned (25% per calendar quarter) for enhanced retention

Set forth below is a more detailed description of our long-term incentive programs for our executive officers.
Annual Long-Term Equity Incentive Awards
•
Overview of Long-Term Equity Incentives Granted in 2013 to 2017

The Committee makes annual grants of equity awards to each executive officer that are earned over a three year period running from January 1 of the year of grant. In 2014, we transitioned from a prior long-term incentive compensation program in which grants were made every three years to a program in which smaller grants are made each year and are earned over three years. As part of this transition, effective December 31, 2013, to make up for the lost compensation opportunity that the executive officers would have otherwise suffered in the Company’s transition to the new program, the Committee approved the grant of a one-time transition award to each executive officer to be earned over a three year period beginning December 31, 2013
In connection with setting the amounts of the equity awards for 2013, 2014 and 2015 for the top five executive officers, the Committee started with target grant date fair value amounts that, after taking into account annual salary and bonus opportunity, were generally in line with the median for the top five executive officers of our peer group. However, the Committee noted that the grant date fair value of performance-based awards is significantly discounted to reflect the risk of achievement of the performance goals, and as a result the projected estimated economic value of performance awards potentially realizable by the executive officers at the end of the performance period was higher than the level that the Committee viewed as appropriate at the time. As a result, the Committee determined that the equity awards for 2013, 2014 and 2015 would be based on projected estimated economic value rather than the grant date fair value for accounting purposes, thereby reducing the size of the awards from the levels initially considered.
For the equity awards for 2016 and 2017 for the top five executive officers, the Committee determined the amounts based on grant date fair value in comparison to the peer group, rather than on the basis of projected estimated economic value. The rationale for the new methodology used by the Committee beginning in 2016 is discussed under the heading “— Annual Long-Term Equity Incentives for Three-Year Period commencing January 1, 2016.”
For the 2013, 2014 and 2015 grants, 50% of each executive officer’s long-term incentive opportunity (expressed as a dollar amount at the target performance level) was in the form of performance-based restricted stock units (“PRSUs”) earned based upon TSR and Relative TSR performance over a three year period, and 50% of the opportunity (expressed as a dollar amount at the target performance level) was in the form of restricted stock units that vest based on time in service over a three year period (“RSUs” or “time-based RSUs”).
For the 2016 and 2017 grants, the Committee determined that 60% of each executive officer’s target long-term incentive opportunity would be earned based upon TSR and Relative TSR performance and 40% would be earned based on time in service. The rationale for the change in 2016 from the prior 50%/50% split is discussed under the heading “— Annual Long-Term Equity Incentives for Three-Year Period commencing January 1, 2016.”
Relative TSR is determined by reference to the Company’s TSR as compared to the total shareholder return of the MSCI U.S. REIT Index in the case of the 2013, 2014 and 2015 PRSUs, and in the case of the 2016 and the 2017 PRSUs, the FTSE NAREIT Equity Health Care Index. The rationale for the change in index in 2016 is discussed under the heading “— Annual Long-Term Equity Incentives for Three-Year Period commencing January 1, 2016.”
•
Time-based RSUs

Each RSU award (except for the 2013 RSU awards) is subject to three-year cliff vesting running from January 1 of the year of grant and will be subject to the executive officer’s continued employment on the vesting date, except in the case of death, “disability,” termination by the Company without “cause,” or resignation for “good reason” (as those terms are defined in the award agreement, each a “Qualifying Termination”). If the Qualifying Termination is not in connection with a “Change in Control” (as defined in the award agreement), the executive officer will vest in one-third of the RSUs for each year or partial year of service performed during the three year vesting period. If the Qualifying Termination occurs after, or within 60 days before, a Change in Control, vesting will be accelerated 100%. Dividend equivalents accrue on the RSUs and are paid currently on unvested and vested units. Vested RSUs are paid in Company common stock upon vesting.
•
TSR-based PRSUs and Relative TSR-based PRSUs

The number of PRSUs earned for each performance period depends 50% on the level of TSR and 50% on the level of Relative TSR achieved for the performance period, as set forth in the table below.
Long-Term Incentive Performance Goals
TSR-Based PRSUs	Threshold	Target	High
TSR (annualized and compounded annually)	8%	10%	12%
Relative TSR-Based PRSUs
Basis Points for 2013, 2014 and 2015 Grants	-300	0	+300
Relative TSR-Based PRSUs
Basis Points for 2016 Grants	-250	+50	+350
Relative TSR-Based PRSUs
Basis Points for 2017 Grants	-300	+50	+300
If TSR or Relative TSR is between threshold and target or between target and high, the number of PRSUs earned is determined by an interpolation formula. For calculating TSR and Relative TSR, the starting and ending stock prices used are the November and December average closing price per share at the beginning and the end of the performance periods.
The number of shares earned under the PRSUs will be determined as of the last day of the performance period. 25% of the earned PRSUs (except the 2013 PRSUs) vest on the last day of each calendar quarter in the year following the end of the three year performance period, subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination or a Change in Control. If the Qualifying Termination occurs during the performance period and is not in connection with a Change in Control, vesting will be prorated based on days elapsed through the date of the Qualifying Termination or will be accelerated 100% if the Qualifying Termination occurs on or after the end of the three year performance period. If a Change in Control occurs, the performance period will end on the date of the Change in Control. If the executive officer is employed on the date of the Change in Control or has a Qualifying Termination within 60 days before the Change in Control, the PRSUs will be earned and vested on the date of the Change in Control only to the extent that the TSR and Relative TSR performance goals are satisfied as of the date of the Change in Control.
The earned and vested PRSUs will be paid in Company common stock within ten (10) days following vesting or on the date of a Change in Control, if earlier.
For the PRSUs granted in 2013 and 2014, dividend equivalents with respect to the applicable performance period accrue on PRSUs that subsequently vest and are paid. For the PRSUs granted in 2015, 2016 and 2017, dividend equivalents accrue on PRSUs that are subsequently earned at the end of the performance period and are paid currently, before vesting.
•
LTIP Units

Beginning in 2015 and continuing in 2016 and 2017, the Committee granted “LTIP Units” in lieu of TSR-based PRSUs. LTIP Units are limited partnership units structured as profits interests of Omega OP. Pursuant to Omega OP’s partnership agreement, LTIP Units are convertible into OP Units, at the election of the holder, on a one-to-one basis, subject to conditions on minimum allocation to the capital accounts of the holders of LTIP Units for federal income tax purposes. Each OP Unit is redeemable at the election of the holder for cash equal to the then fair market value of one share of Omega common stock, subject to the Company’s election to exchange the OP Units tendered for redemption for shares of Omega common stock on a one-for-one basis, and further subject to adjustment as set forth in the partnership agreement. Omega

OP was formed in 2015, and as a result, that was the first year that grant of LTIP Units was possible. The Committee granted TSR-based LTIP Units to the executive officers in lieu of TSR-based PRSUs primarily because the LTIP Units could provide tax advantages to the executive officers as compared to PRSUs. Many REITs that have similar structures as Omega grant limited partnership interests in an operating partnership similar to LTIP Units in lieu of PRSUs or RSUs.
LTIP Units are subject to similar rules regarding how they are earned and vested as apply to TSR-based PRSUs as discussed above.
In lieu of the dividend equivalents rights which apply to PRSUs, while the executive officers hold LTIP Units that are both unvested and unearned, they will receive distributions from Omega OP when a distribution is paid to holders of OP Units of an amount per LTIP Unit (the “Interim Distribution”), and a corresponding percentage allocation of net income and net loss under the partnership agreement of Omega OP, equal to (i) 10% of distributions and allocations in the ordinary course and (ii) 0% of distributions and allocations not in the ordinary course. Providing for initial minimal ordinary course distributions and allocations of 10% while the LTIP Units are unearned is an approach that has been used by other REITs to ensure that the units will satisfy the requirements under federal tax law to be treated as profits interests.
Additionally, after any LTIP Units become earned (but not necessarily vested), the executive officer will receive a distribution from Omega OP (and a corresponding allocation of net income and net loss per earned LTIP Unit) equal to the excess of: (i) the amount of distributions from Omega OP that would have been paid if the LTIP Unit had been an OP Unit on January 1 of the year of grant over (ii) the Interim Distribution per LTIP Unit. Thereafter, the executive officer will receive distributions and allocations of net income and net loss pursuant to the partnership agreement of Omega OP.
Our Compensation Decisions and Results for 2016
2016 Target Compensation Mix

2016 Annual Base Salaries
The Committee established annual base salaries for 2016 at approximately the median for our peer group, based on analysis provided by FPL, with appropriate adjustments to preserve internal pay equity. The annual base salaries for our executive officers for 2016 are set forth below:
Name	2016 Base Salary ($)
C. Taylor Pickett	$750,000
Daniel J. Booth	$485,000
Steven J. Insoft	$475,000
Robert O. Stephenson	$465,000
Michael D. Ritz	$320,000
2016 Annual Cash Incentive Opportunities
The Committee established the following annual cash bonus opportunities for 2016 for our executive officers:
2016 Annual Cash Incentive Opportunities
Name	Annual Incentive (% of Base Salary)
	Threshold	Target	High
C. Taylor Pickett	100%	125%	200%
Daniel J. Booth	50%	75%	100%
Stephen J. Insoft	50%	75%	100%
Robert O. Stephenson	50%	75%	100%
Michael D. Ritz	40%	60%	80%
The Chief Executive Officer’s annual cash bonus opportunity at the high performance level was increased from 150% of annual base salary for 2015 to 200% of annual base salary for 2016. This increase was designed to make the Chief Executive Officer’s annual cash bonus opportunity at the high performance level consistent with that of companies in the peer group.
For 2016, the Committee established the same annual cash bonus performance goals and weighting that it used to determine annual cash bonuses for 2015 performance, but the required dollar amounts of Adjusted FFO for 2016 were increased based on the Company’s operating budget for 2016, as set forth below. Achieving budgeted Adjusted FFO would have resulted in a bonus that was slightly above threshold.
2016 Annual Cash Incentive Performance Goals
% of Bonus Opportunity	Metric	Threshold(4)	Target(4)	High(4)
40%	Adjusted FFO per share(1)	$3.25	$3.27	$3.30
30%	Tenant quality(2)	Less than 2%	Less than 1.5%	Less than 1%
30%	Subjective(3)

(1)
The Adjusted FFO per share performance goal was subject to adjustment to reflect the pro forma impact of changes to the Company’s capital structure that were not contemplated in the annual budget approved by the Board of Directors in January 2016.

(2)
2016 uncollected rents as a percentage of 2016 gross revenues.

(3)
Subjective determination of the Committee, including among other things, factors such as subjective evaluation of individual performance by the CEO of his direct reports and by the Board of Directors of the CEO.

(4)
As to any performance goal except the subjective performance goal, if the level of achievement of the relevant performance goal was between threshold and target or between target and high, then the portion of the bonus earned with respect to that performance goal would have been based on linear interpolation.

Funds from operations (“FFO”) and Adjusted FFO are non-GAAP financial measures. The Company calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts (“NAREIT”), and consequently, FFO is defined as net income (computed in accordance with GAAP), adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation, amortization and impairment on real estate assets, and after adjustments for unconsolidated partnership and joint ventures. Investors and potential investors in the Company’s securities should not rely on non-GAAP financial measures as a substitute for any GAAP measure, including net income. Adjusted FFO is calculated as FFO excluding the impact of certain non-cash stock-based compensation expense and certain revenue and expense items as more fully set forth in the reconciliation in the Company’s earnings release included as Exhibit 99.1 to the Form 8-K furnished on February 8, 2017. The Company believes that Adjusted FFO provides an enhanced measure of the operating performance of the Company’s core portfolio as a REIT. The Company’s computation of Adjusted FFO is not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs.
Achievement of Performance Goals for 2016 Annual Cash Incentive Program
Adjusted FFO per share for 2016 was $3.42 (rounded to the closest one cent) and tenant quality (uncollected rents as a percentage of gross revenues) for 2016 was 0.67%, both of which exceeded the high level of performance under the 2016 annual cash bonus program.
In connection with determining the level of subjective bonuses earned with respect to 2016 performance, the Chief Executive Officer provided the Committee with an assessment of each executive officer’s performance in 2016 and contribution to the Company. The principal factors noted in the assessment of the executive officers’ 2016 performance included the achievements noted under the heading “— 2016 Performance Results.”
From an overall operational point of view, the Committee believed that in 2016 management performed extremely well in a challenging environment involving high levels of industry stress and difficult market conditions. The Committee, after consultation with the Chief Executive Officer, determined to award each executive officer (other than the Chief Executive Officer) the subjective portion of his bonus for 2016 at the high performance level. However, the Committee concurred with the recommendation of the Chief Executive Officer that given the Company’s overall external market performance for 2016, including without limitation the Company’s stock price and TSR performance, the subjective portion of his bonus for 2016 should be awarded at 80% of the high performance level, which is roughly the midpoint between the target and high performance levels.

Based on the achievement of the objective performance goals at the high performance levels and the Committee’s determination that the subjective performance goal had been achieved at the high performance level for each executive officer other than the Chief Executive Officer (for whom the Committee determined the subjective performance goal had been achieved at 80% of the high performance level), the Committee approved the following cash bonuses relating to 2016 performance:
		Total Cash Bonus Paid for 2016 ($)
	C. Taylor Pickett	Daniel J. Booth	Steven J. Insoft	Robert O. Stephenson	Michael D. Ritz
Adjusted FFO/share (40%)	$600,000	$194,000	$190,000	$186,000	$102,400
Tenant Quality (30%)	$450,000	$145,500	$142,500	$139,500	$76,800
Individual/Subjective Measures (30%)	$360,000	$145,500	$142,500	$139,500	$76,800
Total Cash Bonus Paid for 2016	$1,410,000	$485,000	$475,000	$465,000	$256,000
Compared to Opportunity at:
Threshold	$750,000	$242,500	$237,500	$232,500	$128,000
Target	$937,500	$363,750	$356,250	$348,750	$192,000
High	$1,500,000	$485,000	$475,000	$465,000	$256,000
Annual Long-Term Equity Incentives for Three-Year Period commencing January 1, 2016
The Committee approved grants to the executive officers of long-term incentive compensation awards in 2016 described below. For the 2016 grants, the Committee made the following material changes as compared to 2015 in structuring the award opportunities:
•
Change to 60% Performance-based/40% Time-based Split. The Committee decided, based in part on peer group data, to make a larger portion of each executive officer’s long-term incentive award contingent upon performance as opposed to time in service. Accordingly, 60% of each executive officer’s long-term incentive opportunity (expressed as a dollar amount at the target performance level) is earned based upon TSR and Relative TSR performance over a three year period, and 40% of the opportunity (expressed as a dollar amount at the target performance level) is earned based on time in service over a three year period. For the 2013, 2014 and 2015 awards, the mix was 50% performance-based and 50% time-based based on the number of units at target.

•
Relative TSR Index Change. The Committee concluded that in determining Relative TSR performance, a more appropriate measure of Omega’s relative performance would be to compare Omega’s performance against an index composed of healthcare REITS, rather than by comparing its performance to a more generalized REIT index. Accordingly, for the 2016 awards, the Committee decided to measure Omega’s Relative TSR performance for the 2016-2018 performance period by reference to the FTSE NAREIT Equity Health Care Index. For the 2013, 2014 and 2015 awards, Relative TSR is measured by reference to the MSCI U.S. REIT Index.

•
Increase in Relative TSR Performance Goals. The Committee also decided to make the Relative TSR performance goals more robust for the 2016 awards. Accordingly, it increased the required Relative TSR by 50 basis points at each of the threshold, target and high performance levels (as compared to the required Relative TSR required for the 2013, 2014 and 2015 awards). The required Relative TSR for the 2016 awards is as follows:

2016 Long-Term Incentive Awards Performance Goals
Relative TSR-Based PRSUs	Threshold	Target	High
Basis Points	-250	+50	+350
•
Change to Determining Number of Units based on Valuation. The Committee determined to base the number of units that could be earned under the 2016 long-term equity incentive awards on the value of the awards as of the date of grant, using (i) an independent third party valuation of such awards in the case of the performance awards and (ii) the grant date fair value of the awards in the case of the time-based awards. The Committee made this change based on advice from FPL that this methodology was consistent with the methodology used by the members of the Company’s peer group and was expected to result in award levels that would be consistent with award levels among members of the Company’s peer group. In contrast, the amounts of the 2013, 2014 and 2015 awards were determined by the reference to the projected estimated economic value of the awards.
The following methodology was used for establishing the 2016 long-term incentive awards. First, FPL estimated median aggregate total annual compensation, using grant date fair value data, for the top five executive officers at the companies in Omega’s peer group. Target aggregate total annual compensation for Omega’s top five executive officers was designed to be generally in line with the peer group median. Next, the long-term incentive dollar amount at target was determined by subtracting the annual base salary and the annual cash bonus opportunity at target from the total annual compensation amount at target. The threshold and high performance dollar amounts of the long-term incentive opportunities were then set at 75% and 150%, respectively, of the target opportunity. Finally, the dollar amount of the long-term incentive opportunity at target was then allocated 60% to the performance-based award and 40% to the time-based award with the time-based award having a grant date value equal to this dollar amount. The dollar amounts of the performance award at the threshold, target and high performance levels were then converted into a performance-based award with corresponding performance levels based on an independent third party valuation.
Total Shareholder Return and Relative Total Shareholder Return Drive Actual Realized Pay
Our TSR and Relative TSR drives a significant portion of what our executive officers actually earn over time, while, as discussed above, management’s performance against strategic, operational, capital allocation and management goals drives the Committee’s annual compensation decisions. The Committee believes that the long-term equity incentive program’s design is relatively simple, reflects a high degree of rigor, aligns management’s focus on achieving the Company’s strategy with the TSR and Relative TSR expectations of our stockholders and provides executives with quantifiable incentives and an opportunity to acquire meaningful levels of ownership of our common stock. Based on advice from FPL, the Committee also believes that the long-term equity incentive program’s design is competitive as compared with current market practice in the REIT industry for similar plans and provides an appropriate risk-reward trade-off.
Performance Goals Results for Long-Term Equity Incentives ending December 31, 2016
As of December 31, 2016, the performance measurement period ended for both the transitional 2013 PRSUs that were subject to a three year performance period commencing December 31, 2013 and the 2014 PRSUs. The ending stock price for measuring TSR and Relative TSR for the 2013 transitional PRSUs and for the 2014 PRSUs was $29.77. This, together with dividends, represented TSR for the three year period ending December 31, 2016 of approximately 4.95%, which was less than the 8% TSR level required for earning the award at the threshold level. In addition, the Company’s TSR of 4.95% for the three year period ending December 31, 2016 was more than 300 basis points lower than the TSR of the MSCI U.S. REIT Index for the same period. As a result, all of the 2013 PRSUs and 2014 PRSUs were forfeited as of December 31, 2016.
Performance-Based Results as of December 31, 2016 for Continuing Long-Term Equity Incentives
As of December 31, 2016, the performance measurement periods for the 2015 and 2016 performance-based long-term equity incentive awards were two-thirds and one-thirds complete, respectively. The following tables reflect the performance as of December 31, 2016 for our executive officers as a group for both their 2015 and 2016 awards, but determined as if the performance measurement period ended December 31, 2016. The actual performance measurement periods will end December 31, 2017 for the 2015 awards and December 31, 2018 for the 2016 awards. Therefore, performance could change over the balance of the respective measurement periods. The data demonstrate that the performance-based long-term incentive compensation for our executive officers reflects the Compensation Committee’s strong pay-for-performance philosophy and rigorous goal setting.

2015-2017 Performance-Based Long-Term Incentives
Tracking as of December 31, 2016
Performance Tier	Relative TSR vs. NAREIT Health Care Index	TSR	Payout Level (as a multiple of Target)
Threshold	-300 bps	8.00%	0.75x
Target	0 bps	10.00%	1.0x
High	+300 bps	12.00%	1.50x
Current Performance	-987 bps	-5.37%	0.0x
2016-2018 Performance-Based Long-Term Incentives Tracking as of December 31, 2016
Performance Tier	Relative TSR vs. NAREIT Health Care Index	TSR	Payout Level (as a multiple of Target)
Threshold	-250 bps	8.00%	0.75x
Target	+50 bps	10.00%	1.0x
High	+350 bps	12.00%	1.50x
Current Performance	-1,613 bps	-4.96%	0.0x
Our Compensation Decisions for 2017
Consideration of Market Data
For 2017, the Committee updated the 2016 peer group based on analysis provided by FPL. Using similar criteria for selection as used for determining the 2016 peer group, the Committee made minimal changes to the peer group for 2017, adding Medical Properties Trust, Inc. based on its healthcare focus and removing LaSalle Hotel Properties because it does not have a healthcare focus and is no longer of similar size to Omega.
FPL determined that median aggregate total compensation for the top five executive officers for the 2017 peer group had increased on average by 2% over the level for the prior year. Accordingly, the Committee decided to increase the base salary, bonus opportunity and long-term incentive opportunity of each of our five executive officers by 2% for 2017.
2017 Annual Base Salaries
The Committee established the following annual base salaries for 2017 for each of our executive officers:
Name	2016 Base Salary	2017 Base Salary	Increase
C. Taylor Pickett	$750,000	$765,000	2%
Daniel J. Booth	$485,000	$494,700	2%
Steven J. Insoft	$475,000	$484,500	2%
Robert O. Stephenson	$465,000	$474,300	2%
Michael D. Ritz	$320,000	$326,400	2%
2017 Annual Cash Incentive Opportunities
The annual cash bonus opportunities for 2017 as a percentage of annual base salary for each of the top five executive officers at the various performance levels remain the same as for 2016, except that the Committee decided to increase Michael Ritz’s opportunity for 2017 to 50%, 75% and 100% of base salary for threshold, target and high performance, respectively. The Committee made this change to bring Mr. Ritz’s annual bonus opportunities as a percentage of base salary into line with the opportunities for the other executive officers (other than the Chief Executive Officer).

The Committee established the annual cash bonus opportunities for 2017 for our executive officers using the performance goals measures and payout levels set forth below:
2017 Annual Cash Incentive Performance Goals
% of Bonus Opportunity	Metric	Threshold(5)	Target(5)	High(5)
15%	Adjusted FFO(1)	$3.40	$3.44	$3.48
15%	FAD(2)	$3.10	$3.14	$3.18
30%	Tenant quality(3)	Less than 2%	Less than 1.5%	Less than 1%
40%	Subjective(4)

(1)
The Adjusted FFO per share performance goal will be subject to adjustments approved by the Board to reflect the pro forma impact of changes to the Company’s capital structure that were not contemplated in the annual budget approved by the Board of Directors in January 2017.

(2)
Funds available for distribution (“FAD”) per share performance goal will be subject to adjustments approved by the Board to reflect the pro forma impact of changes to the Company’s capital structure that were not contemplated in the annual budget approved by the Board of Directors in January 2017. (FAD is a non-GAAP financial measure. FAD is defined as Adjusted FFO (as defined above), adjusted to exclude non-cash interest expense, capitalized interest and non-cash revenues. Investors and potential investors in the Company’s securities should not rely on non-GAAP financial measures as a substitute for any GAAP measure, including net income. The Company’s computation of FAD is not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs.)

(3)
2017 uncollected rents as a percentage of 2017 gross revenues.

(4)
Subjective determination of the Committee of factors such as subjective evaluation of individual performance by the CEO of his direct reports and by the Board of Directors of the CEO.

(5)
As to any performance goal except the subjective performance goal, if the level of achievement of the relevant performance goal is between threshold and target or between target and high, then the portion of the bonus earned with respect to that performance goal will be based on linear interpolation.

The Committee decided to add the FAD metric for determining 2017 performance based on its belief that while Adjusted FFO is a useful measure of earnings, FAD provides an even more useful measure of earnings in evaluating the Company’s internal operating performance. The Committee also decided to increase the subjective component weighting from 30% for 2016 to 40% for 2017 to provide the Committee with greater flexibility to take into account the effects of unusual market conditions and unanticipated events in determining the executive officers’ annual bonus compensation, while maintaining other objective metrics that measure annual performance.
For 2017, the Committee set the performance goals based on the Company’s operating budget. Achieving budgeted Adjusted FFO will result in a bonus that is slightly above threshold, and achieving budgeted FAD will result in a bonus that is roughly the midpoint between threshold and target.
Annual Long-Term Equity Incentives for Three-Year Period commencing January 1, 2017
The Committee approved grants to the executive officers of long-term incentive compensation awards, effective January 1, 2017. For determining the amount of the 2017 grants, the Committee used a similar approach to that used for determining the amount of the 2016 grants, except that the long-term incentive opportunity of each of our five executive officers was increased by 2% for 2017. The material terms (other than amounts) of the 2017 grants of long-term incentive awards are substantially similar to the 2016 long-term incentive awards. However, for the 2017 grants, the Committee decided in light of a challenging environment to adjust the Relative TSR performance goals as follows:
2017 Long-Term Incentive Awards Performance Goals
Relative TSR-Based PRSUs	Threshold	Target	High
Basis Points	-300	+50	+300

Other Matters
Other Benefits
All employees may participate in our 401(k) Retirement Savings Plan (the “401(k) Plan”). We provide this plan to help our employees save some amount of their cash compensation for retirement in a tax-efficient manner. Under the 401(k) Plan, employees are eligible to make contributions. We make an annual matching contribution of 100% of the amount that the employee contributes to the plan up to the first 6% of each employee’s annual compensation up to $265,000 (for 2016, indexed by the IRS for later years). We also provide a competitive benefits package to all full-time employees that includes health and welfare benefits, such as medical, dental, disability insurance and life insurance benefits.
Tax Deductibility of Executive Compensation
The SEC requires that this report comment on our policy with respect to Section 162(m) of the Internal Revenue Code. Section 162(m) disallows a federal income tax deduction for compensation over $1 million to any of the named executive officers (other than the Chief Financial Officer) unless the compensation is paid pursuant to a plan that is performance-related, non-discretionary and has been approved by our stockholders. We believe that, because we qualify as a REIT under the Internal Revenue Code and therefore are not subject to federal income taxes on our income to the extent distributed, the payment of compensation that does not satisfy the requirements of Section 162(m) will not generally affect our net income, although to the extent that compensation does not qualify for deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income taxation as dividend income rather than return of capital. We do not believe that Section 162(m) will materially affect the taxability of stockholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each stockholder. For these reasons, Section 162(m) does not directly govern the Committee’s compensation policy and practices.
Risks Associated with Compensation
We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Committee believes that the mix and design of the elements of our executive compensation program do not encourage management to assume excessive risks.
The Committee considered various factors that have the effect of mitigating risk and, with assistance of FPL, reviewed the elements of executive compensation to determine whether any portion of executive compensation encourages excessive risk taking. The Committee concluded that the following risk oversight and compensation design features guard against excessive risk-taking:
•
The Company adheres to effective processes for developing strategic and annual operating plans and approval of portfolio and capital investments;

•
The Company has strong internal financial controls;

•
Base salaries are consistent with each executive officer’s responsibilities so that the officers are not motivated to take excessive risks to achieve a reasonable level of financial security;

•
The determination of incentive awards is based on a review of a variety of performance indicators as well as, in the case of the annual cash bonus, a meaningful subjective assessment of personal performance, thus diversifying the risk associated with any single indicator of performance;

•
The design of our long-term compensation program rewards executive officers for driving sustainable growth for stockholders over three-year performance periods;

•
The vesting periods for equity compensation awards encourage executive officers to focus on maintaining dividends and stock price appreciation; and

•
The mix between fixed and variable, annual and long-term and cash and equity compensation is designed to encourage balanced strategies and actions that are in the Company’s long-term best interests.

Compensation Committee Report
The following is a report by the Compensation Committee regarding our executive officer compensation program.
The Compensation Committee has reviewed and discussed with management the disclosure set forth under the heading “COMPENSATION DISCUSSION AND ANALYSIS” above and, based on such review and discussion, the Compensation Committee has recommended to the Board that such “COMPENSATION DISCUSSION AND ANALYSIS” be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.
Compensation Committee of the Board of Directors
Edward Lowenthal, Chairman
Barbara Hill
Harold J. Kloosterman
Bernard J. Korman
Stephen D. Plavin

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION
The following tables provide information relating to the compensation of our “named executive officers” for the years ended December 31, 2016, 2015 and 2014. Our named executive officers for 2016 are our Chief Executive Officer, our Chief Financial Officer and the three other most highly compensated executive officers.
Summary Compensation Table
Name and Principal Position (A)	Year (B)	Salary ($) (C)	Bonus ($)(1) (D)	Stock Awards ($)(2) (E)	Option Awards ($) (F)	Non-Equity Incentive Plan Compensation ($)(3) (G)	All Other Compensation ($)(4) (I)	Total ($) (J)
C. Taylor Pickett Chief Executive Officer	2016	750,000	360,000	4,500,019	—	1,050,000	35,567	6,695,586
	2015	750,000	337,500	4,148,701	—	787,500	41,476	6,065,177
	2014	717,500	322,875	2,994,453	—	753,375	15,600	4,803,803
Daniel J. Booth Chief Operating Officer	2016	485,000	145,500	2,400,005	—	339,500	26,389	3,396,394
	2015	470,000	141,000	2,247,608(5)	—	329,000	29,931	3,217,539
	2014	451,000	135,300	1,623,937	—	315,700	15,600	2,541,537
Steven J. Insoft, Chief Corporate Development Officer	2016	475,000	142,500	2,250,009	—	332,500	25,733	3,225,742
	2015	460,000	138,000	2,145,419	—	322,000	15,900	3,081,319
Robert O. Stephenson Chief Financial Officer	2016	465,000	139,500	2,100,006	—	325,500	25,078	3,055,084
	2015	450,000	135,000	1,991,142	—	315,000	28,279	2,919,421
	2014	410,000	92,250	1,262,864	—	215,250	15,600	1,995,964
Michael D. Ritz Chief Accounting Officer	2016	320,000	76,800	750,004	—	179,200	19,178	1,345,182
	2015	300,000	72,000	494,318	—	168,000	18,550	1,052,868
	2014	271,625	48,893	233,477	—	114,083	15,600	683,678

(1)
Bonuses are reported in the year earned, whether or not paid before year end. Reflects the subjective component of annual cash bonus program payments, for 2016 described under “COMPENSATION DISCUSSION AND ANALYSIS — Our Compensation Decisions and Results for 2016 — 2016 Annual Cash Incentive Opportunities.”

(2)
Represents the fair value for accounting purposes as of the date of grant (excluding the effect of estimated forfeitures). The fair value of PRSUs and LTIP Units is based on the probable outcome of the performance conditions as of the grant date. For 2016, includes the grant date fair value of the RSUs, PRSUs and LTIP Units granted March 2016. For 2015, includes the grant date fair value of the RSUs, PRSUs and LTIP Units granted March and April 2015. For 2014, includes the grant date fair value of the annual RSUs and PRSUs granted January 2014.

(3)
Bonuses are reported in the year earned, whether or not paid before year end. Represents the objective performance components (adjusted FFO per share and tenant quality) of annual cash bonus program payments, described for 2016 under “COMPENSATION DISCUSSION AND ANALYSIS — Our Compensation Decisions and Results for 2016 — 2016 Annual Cash Incentive Opportunities.”

(4)
“All Other Compensation” reflects 401(k) matching contributions. The RSU awards accrue dividend equivalents from January 1 of the year of grant. The amount of the cash payments from such January 1 until the date of grant is included in “All Other Compensation.” In accordance with SEC rules, dividend equivalents associated with PRSUs are generally not included in “All Other Compensation” because those amounts were factored into the grant date fair values.

Grants of Plan Based Awards
The following table contains information relating to the plan based awards grants made in 2016 to our named executive officers and is intended to supplement the 2016 Summary Compensation Table above.
Name Grant Type	Date of Compensation Committee Action	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Awards ($)(1)
			Threshold ($)	Target ($)	High ($)	Threshold (#)	Target (#)	High (#)
C. Taylor Pickett:
Cash Bonus-Objective(2)	3/17/2016	3/17/2016	525,000	656,250	1,050,000
RSUs(3)	3/17/2016	3/17/2016							1,200,014
PRSUs(4)	3/17/2016	3/17/2016				24,385	44,461	100,680	1,650,005
LTIP Units(5)	3/17/2016	3/17/2016				35,497	62,597	124,899	1,650,000
Daniel J. Booth:
Cash Bonus-Objective(2)	3/17/2016	3/17/2016	169,750	254,625	339,500
RSUs(3)	3/17/2016	3/17/2016							639,987
PRSUs(4)	3/17/2016	3/17/2016				13,005	23,712	53,696	880,000
LTIP Units(5)	3/17/2016	3/17/2016				18,933	33,386	66,614	880,018
Steven J. Insoft:
Cash Bonus-Objective(2)	3/17/2016	3/17/2016	166,250	249,375	332,500
RSUs(3)	3/17/2016	3/17/2016							599,990
PRSUs(4)	3/17/2016	3/17/2016				12,192	22,230	50,340	825,000
LTIP Units(5)	3/17/2016	3/17/2016				17,749	31,299	62,451	825,019
Robert O. Stephenson:			162,750	244,125	325,500
Cash Bonus-Objective(2)	3/17/2016	3/17/2016
RSUs(3)	3/17/2016	3/17/2016							559,993
PRSUs(4)	3/17/2016	3/17/2016				11,380	20,748	46,984	770,000
LTIP Units(5)	3/17/2016	3/17/2016				16,567	29,213	58,287	770,013
Michael D. Ritz:			89,600	134,400	179,200
Cash Bonus-Objective (2)	3/17/2016	3/17/2016
RSUs(3)	3/17/2016	3/17/2016							199,985
PRSUs(4)	3/17/2016	3/17/2016				4,064	7,410	16,780	275,000
LTIP Units(5)	3/17/2016	3/17/2016				5,917	10,433	20,818	275,019

(1)
Represents the fair value as of the applicable grant date. See the Option Exercises and Stock Vested table below for information regarding amounts earned with respect to awards vesting in 2016.

(2)
Reflects the range of bonus payments that were possible as of the grant date under the objective metric components of our annual cash bonus program for 2016. The actual bonuses earned in 2016 under the objective metric components are reflected in the Summary Compensation Table above under the caption “Non-Equity Incentive Plan Compensation.” For more information regarding annual bonus opportunities including the subjective component, see “COMPENSATION DISCUSSION AND ANALYSIS — Our Compensation Decisions and Results for 2016 — 2016 Annual Cash Incentive Opportunities.”

(3)
RSUs subject to three-year cliff vesting on December 31 2018 subject to continued employment on the vesting date except in the case of a Qualifying Termination not in connection with a change in control, in which case one-third of the RSUs vest for each year or partial year worked in the three year period, or in connection with a change in control, in which case the RSUs fully vest. Dividend equivalents accrue on the RSUs and will be paid currently on unvested and vested units. See “COMPENSATION DISCUSSION AND ANALYSIS — Components of our Executive Compensation Program — Annual Long-Term Equity Incentive Awards, Time-based RSUs.”

(4)
Reflects the range of shares that may be earned by each executive officer, based on the level of performance over the performance period. The actual number of PRSUs earned is based on performance for the periods ending December 31, 2018. For each performance period, the number of shares that will be earned depends on the level of Relative TSR. Vesting occurs in four equal quarterly installments in 2019, subject to continued employment on the vesting date, except in the case of a Qualifying Termination or a change in control. If the Qualifying Termination is during the performance period and not in connection with a change in control, vesting will be prorated based on days elapsed through the date of the Qualifying Termination. If the Qualifying Termination is after the performance period, vesting is accelerated 100%. The performance period will end on the date of a change in control. If the executive officer is employed on the date of the change in control or has a Qualifying Termination within 60 days before the change in control, depending on the level of Relative TSR as of the date of the change in control, all, a portion or none of the PRSUs will be earned and vested on the date of the change in control. Dividend equivalents accrue on PRSUs that subsequently vest. Accrued dividend equivalents are only payable if and to the extent of earning of the PRSUs. See “COMPENSATION DISCUSSION AND ANALYSIS — Components of our Executive Compensation Program — Annual Long-Term Equity Incentive Awards, TSR-based PRSUs and Relative TSR-based PRSUs.”
(5)
Reflects the range of LTIP Units that may be earned by each executive officer, based on the level of performance over the performance period. The actual number of LTIP Units earned is based on performance for the periods ending December 31, 2018. For each performance period, the number of LTIP Units that will be earned depends on the level of TSR. Vesting occurs in four equal quarterly installments in 2019, subject to continued employment on the vesting date, except in the case of a Qualifying Termination or a change in control. If the Qualifying Termination is during the performance period and not in connection with a change in control, vesting will be prorated based on days elapsed through the date of the Qualifying Termination. If the Qualifying Termination is after the performance period, vesting is accelerated 100%. The performance period will end on the date of a change in control. If the executive officer is employed on the date of the change in control or has a Qualifying Termination within 60 days before the change in control, depending on the level of TSR as of the date of the change in control, all, a portion or none of the LTIP Units will be earned and vested on the date of the change in control. Each unvested and unearned LTIP Unit entitles the holder to receive distributions equal to (i) 10% of the regular periodic distributions per OP Unit paid by Omega OP to OP Unit holders and a corresponding percentage allocation of Net Income and Net Loss attributable to the regular periodic distributions per OP Unit and (ii) 0% of the special distributions and other distributions not made in the ordinary course per OP Unit paid by Omega OP to OP Unit holders and a corresponding 0% allocation of Net Income and Net Loss attributable to the special distributions and other distributions per OP Unit not made in the ordinary course. Each Earned LTIP Unit entitles the holder to receive a distribution (and a corresponding allocation of Net Income and Net Loss per Earned LTIP Unit) equal to the excess of: (i) the amount of distributions from Omega OP that would have been paid per LTIP Unit if the LTIP Unit had been an OP Unit on January 1, 2016 over (ii) the Interim Distribution per LTIP Unit. In addition, each earned LTIP Unit entitles the holder to receive distributions and allocations of Net Income and Net Loss that accrues following the date that the LTIP Units become an Earned LTIP Unit pursuant to the partnership agreement of Omega OP determined without regard to the adjustments described above. See “COMPENSATION DISCUSSION AND ANALYSIS, Components of our Executive Compensation Program — Annual Long-Term Equity Incentive Awards — LTIP Units.”

Outstanding Equity Awards at Fiscal Year End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2016. Since the information is set forth as of December 31, 2016, it does not include equity awards that vested or forfeited as of December 31, 2016 or awards granted in 2017. There are no options outstanding.
Name		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
C. Taylor Pickett	2015-2017 LTIP Units(1)	—	—	779	27,535
	2015-2017 Relative PRSUs(2)	—	—	779	27,888
	2015-2017 RSUs(3)	48,256	1,508,483	—	—
	2016-2018 LTIP Units(4)	—	—	35,497	1,185,032
	2016-2018 Relative PRSUs(5)	—	—	24,385	819,824
	2016-2018 RSUs(6)	34,503	1,078,564	—	—
Daniel J. Booth	2015-2017 LTIP Units(1)	—	—	1,386	48,990
	2015-2017 Relative PRSUs(2)	—	—	1,386	49,619
	2015-2017 RSUs(8)	26,473	827,546	—	—
	2016-2018 LTIP Units(4)	—	—	18,933	632,059
	2016-2018 Relative PRSUs(5)	—	—	13,005	437,228
	2016-2018 RSUs(6)	18,401	575,215	—	—

Name		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Steven J. Insoft	2015-2017 LTIP Units(1)	—	—	1,223	43,228
	2015-2017 Relative PRSUs(2)	—	—	1,223	43,783
	2015-2017 RSUs(3)	24,914	778,812	—	—
	2016-2018 LTIP Units(4)	—	—	17,749	592,533
	2016-2018 Relative PRSUs(5)	—	—	12,192	409,895
	2016-2018 RSUs(6)	17,251	539,266	—	—
Robert O. Stephenson	2015- 2017 LTIP Units(1)	—	—	1,059	37,431
	2015-2017 Relative PRSUs(2)	—	—	1,059	37,912
	2015-2017 RSUs(8)	23,356	730,109	—	—
	2016-2018 LTIP Units(4)	—	—	16,567	553,073
	2016-2018 Relative PRSUs(5)	—	—	11,380	382,596
	2016-2018 RSUs(6)	16,101	503,317	—	—
Michael D. Ritz	2015-2017 LTIP Units(1)	—	—	250	8,837
	2015-2017 Relative PRSUs(2)	—	—	250	8,950
	2015-2017 RSUs(3)	5,000	156,300	—	—
	2016-2018 LTIP Units(4)	—	—	5,917	197,533
	2016-2018 Relative PRSUs(5)	—	—	4,064	136,632
	2016-2018 RSUs(6)	5,750	179,745	—	—

(1)
Represents annual LTIP Units granted as of March or April 2015 for the three-year performance period ending December 31, 2017 indicated at the threshold performance level. The number of LTIP Units that will be earned for the performance period will depend on the level of TSR achieved over the applicable performance period. The earned LTIP Units vest in four equal quarterly installments in the year following the last day of the performance period, subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination or a change in control. If the Qualifying Termination is during the performance period and not in connection with a change in control, vesting will be prorated based on days elapsed through the date of the Qualifying Termination. If the Qualifying Termination is after the performance period, vesting is accelerated 100%. The performance period will end on the date of a change in control. If the executive officer is employed on the date of the change in control or has a Qualifying Termination within 60 days before the change in control, depending on the level of TSR as of the date of the change in control, all, a portion or none of the LTIP Units will be earned and vested on the date of the change in control.

(2)
Represents annual PRSUs granted as of March or April 2015 for the three year performance period ending December 31, 2017 indicated at the threshold performance level. The number of PRSUs that will be earned for the performance period will depend on the level of Relative TSR achieved over the applicable performance period. The earned PRSUs vest in four equal quarterly installments in the year following the last day of the performance period, subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination or a change in control. If the Qualifying Termination is during the performance period and not in connection with a change in control, vesting will be prorated based on days elapsed through the date of the Qualifying Termination. If the Qualifying Termination is after the performance period, vesting is accelerated 100%. The performance period will end on the date of a change in control. If the executive officer is employed on the date of the change in control or has a Qualifying Termination within 60 days before the change in control, depending on the level of Relative TSR as of the date of the change in control, all, a portion or none of the PRSUs will be earned and vested on the date of the change in control.

(3)
Represents time-based RSUs granted as of March or April 2015. Each RSU award vests on December 31, 2017 and will be subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination. Dividend equivalents accrue on the RSU awards and will be paid currently on unvested and vested units.

(4)
Represents annual LTIP Units granted as of March 2016 for the three-year performance period ending December 31, 2018 indicated at the threshold performance level. The number of LTIP Units that will be earned for the performance period will depend on the level of TSR achieved over the applicable performance period. The earned LTIP Units vest quarterly in the year following the last day of the performance period, subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination or a change in control. If the Qualifying Termination is during the performance period and not in connection with a change in control, vesting will be prorated based on days elapsed through the date of the Qualifying Termination. The performance period will end on the date of a change in control. If the executive officer is employed on the date of the change in control or has a Qualifying Termination within 60 days before the change in control, depending on the level of TSR as of the date of the change in control, all, a portion or none of the LTIP Units will be earned and vested on the date of the change in control.
(5)
Represents annual PRSUs granted as of March 2016 for the three year performance period ending December 31, 2018 indicated at the threshold performance level. The number of PRSUs that will be earned for the performance period will depend on the level of Relative TSR achieved over the applicable performance period. The earned PRSUs vest in four quarterly installments in the year following the last day of the performance period, subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination or a change in control. If the Qualifying Termination is during the performance period and not in connection with a change in control, vesting will be prorated based on days elapsed through the date of the Qualifying Termination. If the Qualifying Termination is after the performance period, vesting is accelerated 100%. The performance period will end on the date of a change in control. If the executive officer is employed on the date of the change in control or has a Qualifying Termination within 60 days before the change in control, depending on the level of Relative TSR as of the date of the change in control, all, a portion or none of the PRSUs will be earned and vested on the date of the change in control.

(6)
Represents time-based RSUs granted as of March 2016. Each RSU award vests on December 31, 2018 and will be subject to the executive officer’s continued employment on the vesting date, except in the case of a Qualifying Termination. Dividend equivalents accrue on the RSU awards and will be paid currently on unvested and vested units.

The table above reflects PRSUs that remain subject to performance conditions at the threshold performance level. Actual performance may vary materially.
Option Exercises and Stock Vested for 2016
The following table sets forth information regarding the vesting of stock awards for our named executive officers in 2016. In 2016, the following awards vested:
•
The final one-third of the 2013 transition RSU awards vested on December 31, 2016.

•
The 2014 RSU awards vested on December 31, 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
C. Taylor Pickett(2) (3)	—	—	81,563	2,549,659
Daniel J. Booth(2)	—	—	44,778	1,399,760
Steven J. Insoft(4)	—	—	6,696	209,317
Robert O. Stephenson(2)	—	—	34,247	1,070,561
Michael D. Ritz(2)	—	—	4,843	151,392

(1)
Represents the vesting of the above noted awards in 2016, whether or not the underlying shares were issued before year end.

(2)
The value realized was based on the closing price of our stock as of December 31, 2016.

(3)
Mr. Pickett deferred receipt of 30,049 RSUs that vested on December 31, 2016.

(4)
Represents time based RSUs that were originally awarded to him by Aviv and assumed by the Company in the Merger.

Nonqualified Deferred Compensation
Our Deferred Stock Plan enables our directors and executive officers to defer receipt of our common stock issuable upon the vesting of equity awards, subject to the terms of the plan and agreements approved by the Compensation Committee for such purpose. This plan is intended to permit our directors and officers to delay the timing of taxation of equity awards that they have earned to satisfy their tax planning goals and thereby assist in the retention of directors and officers. The terms and conditions will be reflected in a deferral agreement approved by the Compensation Committee. If a participant makes a deferral election, the deferred shares will not be issued when vested but rather at a later date or event specified in the deferral agreement.

Unless otherwise determined by the Compensation Committee, all common stock that is deferred will accrue dividend equivalents. Under the terms of the Deferred Stock Plan, the Compensation Committee may provide in the applicable agreement that dividend equivalents will be deferred along with the common stock or may give the participant the right to elect to receive the dividend equivalents currently or defer them. If a participant makes a deferral election, the dividend equivalents will be deferred until the date or event specified in the participant’s agreement. Under the terms of the plan, the Compensation Committee may allow a participant to elect, or may require, that deferred dividend equivalents will be converted into common stock under a conversion formula or instead that the dividend equivalents will not be converted but the amount will be increased by an interest rate specified by the Compensation Committee. Under the existing deferral agreements, the Committee has provided that a participant may elect when making a deferral election (a) to convert dividend equivalents into the right to receive additional shares of common stock based on the trading price of common stock on the date that dividends are paid and have the additional shares issued when the deferred stock is issued, (b) to accrue interest on a quarterly basis on dividend equivalents at the Company’s average borrowing rate for the previous quarter and have the interest paid in cash when the deferred common stock is issued, or (c) to have dividend equivalents paid in cash currently when they are earned.
Messrs. Pickett and Ritz elected to defer receipt of the common stock issuable upon vesting of the 2013 transition PRSUs pursuant to the Deferred Stock Plan. No other named executive officer had a deferred compensation balance at December 31, 2016. The following table shows nonqualified deferred compensation activity for our named executive officers in 2016.
Nonqualified Deferred Compensation Activity 2016
Name	Executive Contributions in last Fiscal Year ($)(1)(2)	Company Contributions in last Fiscal Year ($)	Aggregate Earnings (Loss) in last Fiscal Year ($)	Aggregate Withdrawal/ Distributions ($)	Aggregate Balance at Last Fiscal Year ($)(2)(3)(4)
C. Taylor Pickett	939,332	—	(1,001,353)	—	9,353,930
Daniel J. Booth	—	—	—	—	—
Steven J. Insoft	—	—	—	—	—
Robert O. Stephenson	—	—	(236,679)	(1,848,723)	—
Michael D. Ritz	—	—	(74,129)	—	622,920

(1)
Based on closing price of our common stock as of the date of vesting of the deferred stock awards; 30,049 shares for Mr. Pickett were deferred.

(2)
The fair value for accounting purposes as of the date of grant is included in the Stock Awards column of the Summary Compensation table, and is quantified in the Grants of Plan Based Awards table above.

(3)
Based on closing price of our common stock as of December 31, 2016.

(4)
Based on closing prices of our common stock as of December 31, 2016, Mr. Pickett has deferred 299,230 shares and Mr. Ritz has deferred 19,927 shares.

Employment Agreements
We entered into employment agreements with each of our executive officers, dated as of March 31, 2015 (April 1, 2015 in the case of Mr. Insoft). Pursuant to amendments effective January 9, 2017, the term of each of the employment agreement for the Company’s five executive officers was extended to expire December 31, 2019 (from December 31, 2018, pursuant to amendments effective March 17, 2016).
Each employment agreement specifies the executive officer’s title and his current base salary, which may not be decreased during the term of the employment agreement. For a discussion of current base salaries, see “2017 Annual Base Salaries.” Each employment agreement provides that the executive officer will be eligible to earn an annual bonus of specified percentages of annual base salary for threshold, target and high performance, respectively. For a discussion of actual bonus arrangements for 2016 and 2017, see “COMPENSATION DISCUSSION AND ANALYSIS — Our Compensation Decisions and Results for 2016 and — Our Compensation Decisions for 2017.”

If during the term of the employment agreement we terminate the executive officer’s employment without “cause” or if he resigns for “good reason,” we will pay him severance equal to a specified multiple of the sum of his then current annual base salary plus his average annual bonus over the last three completed fiscal years. The multiples are as follows:
Name	Multiple
C Taylor Pickett	3 times
Daniel J. Booth	2 times
Steven J. Insoft	1.75 times ( or if less the period of years remaining in the term of his employment agreement)
Robert O. Stephenson	1.5 times
Michael D. Ritz	1 time
The severance amount will be paid in installments over a severance period that is a specified number of months that is 12 times the specified multiple above following his termination. If any payments would be subject to the excise tax associated with parachute payments in connection with a change in control, the severance payments (and any other payments or benefits) under any other agreements will be reduced to the maximum amount that can be paid without incurring an excise tax, but only if that would result in the executive officer retaining a larger after-tax amount. “Cause” is defined in the employment agreement to include events such as willful refusal to perform duties, willful misconduct in performance of duties, unauthorized disclosure of confidential company information, or fraud or dishonesty against us. “Good reason” is defined in the employment agreement to include events such as our material breach of the employment agreement or our relocation of the executive officer’s employment to more than 50 miles away (20 miles away in the case of Mr. Insoft) without his consent.
The executive officer is required to execute a release of claims against us as a condition to the payment of severance benefits. Severance is not paid if the term of the employment agreement expires.
The executive officer is restricted from using any of our confidential information during his employment and for two years thereafter or from using any trade secrets during his employment and for as long thereafter as permitted by applicable law. During the period of employment and for a specified period equivalent to the severance period thereafter (regardless of whether severance is payable), the executive officer is obligated not to provide managerial services or management consulting services to a “competing business” within the states and countries in which the Company does business. Competing business is defined to include a list of named competitors and any other business with the primary purpose of leasing assets to healthcare operators or financing ownership or operation of senior, retirement, long-term care or healthcare-related real estate. In addition, during the period of employment and for a specified period equivalent to the severance period thereafter, the executive officer agrees not to solicit clients or customers with whom he had material contact or to solicit our management level employees. However, if the executive officer remains employed by us through the date the term of the employment agreement expires, December 31, 2019, the noncompetition and non-solicitation provisions also expire on that date.
Potential Payments Upon Termination or Change in Control
The table below illustrates the incremental or accelerated compensation that would have been payable in the event of the events identified below, as if they had occurred as of December 31, 2016. For equity awards, the amounts in the table below reflect the fair market value of the stock that would be issuable as a result of the acceleration of the vesting of equity awards in connection with the events identified, based on the $31.26 per share closing price of our common stock at December 31, 2016.
The occurrence of a change in control does not increase severance benefits or bonus payments that would otherwise be payable. However, in the case of the RSUs granted in 2015 and 2016, vesting is accelerated 100% upon a Qualifying Termination that occurs after, or within 60 days before, a change in control. In addition, vesting of the PRSUs granted in 2015 and 2016 and the LTIP Units granted in 2015 and 2016 is accelerated upon a change in control but only as to those PRSUs and LTIP Units actually earned based on performance through the date of the change in control. For a description of the vesting of RSUs, PRSUs and LTIP Units, see “COMPENSATION DISCUSSION AND ANALYSIS — Components of our Executive Compensation Program — Annual Long-Term Equity Incentive Awards.”
The term “Qualifying Termination” refers to death, disability, termination without “cause”, or resignation for “good reason.” For a description of circumstances constituting “cause” and “good reason” and related information, see the discussion under the heading “— Employment Agreements.”
Potential Payments: Triggering Event as of December 31, 2016
	Involuntary Without Cause or Voluntary for Good Reason ($)	Death ($)	Disability ($)	Change in Control Without Termination ($)	Involuntary Without Cause or Voluntary for Good Reason Upon a Change in Control ($)
C. Taylor Pickett:
Severance	5,861,250	—	—	—	5,861,250
Bonus	—	1,410,000	—	—	—
Accelerated Vesting of Equity Awards:
2015-2017 PRSUs(1)	—	—	—	—	—
2015-2017 LTIP Units(1)	—	—	—	—	—
2015 RSUs(2)	1,005,655	1,005,655	1,005,655	—	1,508,483
2016-2018 PRSUs(1)	—
2016-2018 LTIP Units(1)	—	—	—	—	—
2016 RSUs(2)	359,521	359,521	359,521		1,078,564
Total Value:	7,226,426	2,775,176	1,365,176	—	8,448,297
Daniel J. Booth:
Severance	1,907,333	—	—	—	1,907,333
Bonus	—	485,000	—	—	—
Accelerated Vesting of Equity Awards:
2015-2017 PRSUs(1)	—	—	—	—	—
2015-2017 LTIP Units(1)	—	—	—	—	—
2015 RSUs(2)	551,697	551,697	551,697	—	827,546
2016-2018 PRSUs(1)	—	—	—	—	—
2016-2018 LTIP Units(1)	—	—	—	—	—
2016 RSUs(2)	191,738	191,738	191,738	—	575,215
Total Value:	2,650,768	1,228,435	743,435	—	3,310,094
Steven J. Insoft
Severance	1,649,375	—	—	—	1,649,375
Bonus	—	475,000	—	—	—
Accelerated Vesting of Equity Awards:
2015-2017 PRSUs(1)	—	—	—	—	—
2015-2017 LTIP Units(1)	—	—	—	—	—
2015 RSUs(2)	519,208	519,208	519,208	—	778,812
2016-2018 PRSUs(1)	—	—	—	—	—
2016-2018 LTIP Units(1)	—	—	—	—	—
2016 RSUs(2)	179,755	179,755	179,755	—	539,266
Total Value:	2,348,338	1,173,963	698,963	—	2,967,453

	Involuntary Without Cause or Voluntary for Good Reason ($)	Death ($)	Disability ($)	Change in Control Without Termination ($)	Involuntary Without Cause or Voluntary for Good Reason Upon a Change in Control ($)
Robert O. Stephenson:
Severance	1,308,750	—	—	—	1,308,750
Bonus	—	465,000	—	—	—
Accelerated Vesting of Equity Awards:
2015-2017 PRSUs(1)	—	—	—	—	—
2015-2017 LTIP Units(1)	—	—	—	—	—
2015 RSUs(2)	486,739	486,739	486,739	—	730,109
2016-2018 PRSUs(1)	—	—	—	—	—
2016-2018 LTIP Units(1)	—	—	—	—	—
2016 RSUs(2)	167,772	167,772	167,772		503,317
Total Value:	1,963,261	1,119,511	654,511	—	2,542,176
Michael D. Ritz:
Severance	539,659	—	—	—	539,659
Bonus	—	256,000	—	—	—
Accelerated Vesting of Equity Awards:
2015-2017 PRSUs(1)	—	—	—	—	—
2015-2017 LTIP Units(1)	—	—	—	—	—
2015 RSUs(2)	104,200	104,200	104,200	—	156,300
2016-2018 PRSUs(1)	—	—	—	—	—
2016-2018 LTIP Units(1)	—	—	—	—	—
2016 RSUs(2)	59,915	59,915	59,915	—	179,745
Total Value:	703,774	420,115	164,115	—	875,704

(1)
In the event of a Qualifying Termination that is not in connection with a change in control, PRSUs and LTIP Units that are actually earned based on performance determined as of the end of the full performance period would vest pro rata based on days elapsed through the date of termination. Although performance is not determinable until the end of the performance period in the case of a Qualifying Termination that is not in connection with a change in control, for purposes of this table we have assumed in such case that performance for the full period would be the same as actual performance through the end of the last fiscal year. In the event of a change in control, the performance period ends. If the executive is employed on the date of the change in control or had a Qualifying Termination within 60 days before the date of the change in control, the annual PRSUs and LTIP Units granted as of March or April 2015 and the annual PRSUs and LTIP Units granted as of March 2016 would vest based on actual performance through the date of the change in control as follows. Assuming that the sale price per share of common stock in a hypothetical change in control on December 31, 2016 were equal to the closing price per share on December 31, 2016, the PRSUs and LTIP units would not vest.

(2)
If a Qualifying Termination occurred at December 31, 2016 and that was more than 60 days before a change in control, two-thirds of the annual RSU award granted in 2015 would vest and one-third of the annual RSU award granted in 2016 would vest.

Compensation of Directors
We paid our non-employee directors the following compensation for service from the date of the annual meeting of stockholders in 2016 until the date of the annual meeting of stockholders in 2017:
•
cash retainer of  $37,500 payable in quarterly installments of  $9,375 on or about August 15, November 15, February 15 and May 15;

•
quarterly grant of a number of shares of common stock determined by dividing $12,500 by the fair market value per share of common stock on the date of each quarterly grant, August 15, November 15, February 15 and May 15;

•
annual grant as of the date of the annual meeting of 3,000 shares of restricted common stock, with an additional 500 shares granted to the Chairman of the Board, vesting in three annual installments over three years of service commencing as of the annual meeting date (subject to 100% accelerated vesting upon death, disability, mandatory retirement in accordance with the Company’s mandatory retirement policy for directors, or change in control of the Company);

•
Board Chair: $39,500 annual cash payment;

•
Audit Committee Chair: $17,500 annual cash payment;

•
Compensation Committee Chair: $12,000 annual cash payment;

•
Nominating and Corporate Governance Committee Chair: $10,000 annual cash payment;

•
Investment Committee Chair: $10,000 annual cash payment; and

•
$1,500 per meeting for attendance at each meeting of the Board of Directors or committee of the Board of Directors.

In 2016, the Compensation Committee retained FPL to review the compensation program for non-employee directors. Based on market data, FPL recommended eliminating meeting fees unless the number of meetings exceeded the projected number of meetings and recalibrating other elements of compensation to adjust for the elimination of meeting fees that do not exceed the projected number. Further, FPL recommended consolidating the quarterly and annual stock grants into one annual stock grant and shortening the vesting period to one year given that each director is now elected annually for a one year term (as opposed to the prior three year term). Accordingly, based on advice from FPL, the Compensation Committee recommended and the Board approved the following compensation program for non-employee directors beginning as of the date of the annual meeting in 2017:
•
annual cash retainer of  $50,000 payable in quarterly installments of  $12,500 on or about August 15, November 15, February 15 and May 15; provided, however, that each Director may elect each year to receive the retainer in common stock to be included in the annual stock grant described below;

•
annual grant as of the date of the annual meeting of a number of shares of restricted common stock determined by dividing $150,000 by the fair market value per share of common stock on the date of grant, vesting based on the director’s continuing service until the date of the next succeeding annual meeting of shareholders (subject to 100% acceleration upon death, disability, change of control or any other event that in the discretion of the Committee is deemed to be an appropriate basis for acceleration);

•
Board Chair: $85,000 annual payment (of which 50% will be added to, and treated as part of, the annual stock grant);

•
Audit Committee Chair: $20,000 annual cash payment;

•
Compensation Committee Chair: $16,500 annual cash payment;

•
Nominating and Corporate Governance Committee Chair: $15,000 annual cash payment;

•
Investment Committee Chair: $15,000 annual cash payment;

•
Audit Committee member: $7,500 annual cash payment;

•
Compensation Committee member: $7,500 annual cash payment;

•
Nominating and Corporate Governance Committee member: $4,500 annual cash payment;

•
Investment Committee member: $4,500 annual cash payment; and

•
$1,500 per meeting for attendance at each meeting of the Board of Directors or committee of the Board of Directors in excess of the following number of meetings during the year of a director’s term:

•
Board — 8 meetings;

•
Audit Committee — 5 meetings;

•
Compensation Committee — 5 meetings;

•
Nominating and Corporate Governance Committee — 3 meetings; and

•
Investment Committee — 3 meetings.

In addition, we reimburse the directors for travel expenses incurred in connection with their duties as directors. Employee directors receive no compensation for service as directors.
The table below sets forth the compensation paid to our non-employee directors for 2016:
2016 Non-Employee Director Compensation
Name	Fees earned or paid in cash ($)	Stock Awards ($)(2)	Option Awards ($)	Total ($)
Craig M. Bernfield	52,500	149,288	—	201,788
Norman R. Bobins	52,500	149,288	—	201,788
Craig R. Callen	55,500	149,288	—	204,788
Thomas F. Franke(1)	38,250	25,026	—	63,276
Barbara B. Hill	52,500	149,288	—	201,788
Harold J. Kloosterman	77,500	149,288	—	226,788
Bernard J. Korman	108,500	165,833	—	274,333
Edward Lowenthal	88,125	149,288	—	237,413
Ben W. Perks	63,156	149,288	—	212,444
Stephen D. Plavin	81,719	149,288	—	231,007

(1)
Mr. Franke retired from the Board of Directors effective June 9, 2016, the date of the 2016 Annual Meeting.

(2)
Represents the fair value dollar amount on the grant date of the stock grants set forth below:

Name	Grant Date	Shares Awarded(1)	Grant Date Fair Value ($)
Craig M. Bernfield	2/16/2016	444	12,512
	5/17/2016	382	12,514
	6/9/2016	3,000	99,270
	8/18/2016	336	12,482
	11/16/2016	433	12,510
Norman R. Bobins	2/16/2016	444	12,512
	5/17/2016	382	12,514
	6/9/2016	3,000	99,270
	8/18/2016	336	12,482
	11/16/2016	433	12,510
Craig R. Callen	2/16/2016	444(2)	12,512
	5/17/2016	382(2)	12,514
	6/9/2016	3,000(2)	99,270
	8/18/2016	336(2)	12,482
	11/16/2016	433(2)	12,510
Thomas F. Franke(3)	2/16/2016	444	12,512
	5/17/2016	382	12,514

Name	Grant Date	Shares Awarded(1)	Grant Date Fair Value ($)
Barbara B. Hill	2/16/2016	444	12,512
	5/17/2016	382	12,514
	6/9/2016	3,000	99,270
	8/18/2016	336	12,482
	11/16/2016	433	12,510
Harold J. Kloosterman	2/16/2016	444(2)	12,512
	5/17/2016	382(2)	12,514
	6/9/2016	3,000(2)	99,270
	8/18/2016	336(2)	12,482
	11/16/2016	433(2)	12,510
Bernard J. Korman	2/16/2016	444	12,512
	5/17/2016	382	12,514
	6/9/2016	3,500(2)	115,815
	8/18/2016	336	12,482
	11/16/2016	433	12,510
Edward Lowenthal	2/16/2016	444(2)	12,512
	5/17/2016	382(2)	12,514
	6/9/2016	3,000	99,270
	8/18/2016	336(2)	12,482
	11/16/2016	433(2)	12,510
Ben W. Perks	2/16/2016	444	12,512
	5/17/2016	382	12,514
	6/9/2016	3,000	99,270
	8/18/2016	336	12,482
	11/16/2016	433	12,51
Stephen D. Plavin	2/16/2016	444	12,512
	5/17/2016	382	12,514
	6/9/2016	3,000	99,270
	8/18/2016	336	12,482
	11/16/2016	433	12,510

(1)
The total number of unvested shares of restricted stock held by each of our non-employee directors as of December 31, 2016 was: Mr. Korman: 6,999; Ms. Hill and Messrs. Callen, Kloosterman, Lowenthal and Plavin: 6,000 each; and Messrs. Bernfield, Bobins and Perks: 5,000 each.

(2)
All of the shares awarded to Mr. Callen and Mr. Kloosterman and a portion of the shares awarded to Mr. Korman and Mr. Lowenthal in 2016 were deferred pursuant to the Deferred Stock Plan described under “— Nonqualified Deferred Compensation.”

(3)
Mr. Franke retired from the Board of Directors effective June 9, 2016, the date of the 2016 annual meeting of stockholders.

Compensation Committee Interlocks and Insider Participation
Barbara B. Hill, Harold J. Kloosterman, Bernard J. Korman, Edward Lowenthal and Stephen D. Plavin were members of the Compensation Committee for the year ended December 31, 2016, and during such period, there were no Compensation Committee interlocks or insider participation in compensation decisions.

STOCKHOLDER PROPOSALS
December 27, 2017 is the date by which proposals of stockholders intended to be presented at the 2018 Annual Meeting of Stockholders must be received by us for inclusion in our proxy statement and form of proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.
If a stockholder wishes to present a proposal at our annual meeting or to nominate one or more directors and the proposal is intended to be included in our proxy statement related to that meeting, the stockholder must give timely advance written notice to us prior to the deadline for such meeting determined in accordance with our Bylaws, which were attached as Exhibit 3.1 to our Form 8-K filed with the SEC on April 20, 2011 (our “Bylaws”). In general, our Bylaws provide such notice should be addressed to our Secretary and be received at our principal executive office no fewer than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting, except in certain circumstances. For purposes of our 2018 Annual Meeting of Stockholders, such notice must be received not later than March 12, 2018 nor earlier than February 8, 2018. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. Our Bylaws set out specific requirements that such stockholders and written notices must satisfy. Any stockholder filing a written notice of nomination for director must describe various matters regarding the nominee and the stockholder and the underlying beneficial owner, if any, including, among other things, such information as name, address, occupation, shares, rights to acquire shares and other derivative securities or short interest held, and any relevant understandings or arrangements between the stockholder and beneficial owner, if any. Any stockholder filing a notice to bring other business before a stockholder meeting must include in such notice the same type of information as well as, among other things, the text of the proposal or business and the reasons therefor, and other specified matters.
EXPENSES OF SOLICITATION
The total cost of this solicitation will be borne by us. In addition to use of the mails, proxies may be solicited by our directors, officers and regular employees of our Company personally and by telephone or facsimile. We may reimburse persons holding shares in their own names or in the names of the nominees for expenses such persons incur in obtaining instructions from beneficial owners of such shares.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our Company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC. SEC regulations require these individuals to give us copies of all Section 16(a) forms they file.
Based solely on our review of forms that were furnished to us and written representations from reporting persons, we believe that the executive officers, directors and more than 10% stockholders complied with all filing requirements under Section 16(a) during the year ended December 31, 2016.
HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for notices, and if applicable, proxy materials, with respect to two or more stockholders sharing the same address by delivering a single notice to the stockholders at that address. This procedure, referred to as “householding,” reduces the volume of duplicate information stockholders receive and reduces mailing and printing costs. Some brokers household notices and proxy materials, if applicable, by delivering a single notice and proxy materials, if applicable, to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate notice, or proxy materials, if applicable, or if you are receiving multiple copies of the notice or proxy materials, if applicable, and wish to receive only one copy, please notify your broker if your shares are held in a brokerage account, or notify us if you hold registered shares. You can notify us by sending a written request to Omega Healthcare Investors, Inc., 303 International Circle, Suite 200, Hunt Valley, MD 21030, or by calling our Investor Relations Department at 866-99-OMEGA.
OTHER MATTERS
The Board of Directors knows of no other business that may be validly presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote on said matters in accordance with their best judgment.
C. Taylor Pickett
Chief Executive Officer
April 25, 2017
Hunt Valley, Maryland

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000333322_1 R1.0.1.15 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Craig M. Bernfield 02 Norman R. Bobins 03 Craig R. Callen 04 Barbara B. Hill 05 Bernard J. Korman 06 Edward Lowenthal 07 Ben W. Perks 08 C. Taylor Pickett 09 Stephen D. Plavin OMEGA HEALTHCARE INVESTORS, INC. 303 INTERNATIONAL CIRCLE SUITE 200 HUNT VALLEY, MD 21030 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 Ratification of Independent Auditors Ernst & Young LLP. 3 Approval, on an Advisory Basis, of Executive Compensation. The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain 4 Advisory Vote on Frequency of Advisory Votes on Executive Compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Yes No Please indicate if you plan to attend this meeting

0000333322_2 R1.0.1.15 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com OMEGA HEALTHCARE INVESTORS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Robert O. Stephenson and Thomas H. Peterson and each of them, as proxies, each with the power to appoint his substitute to represent and to vote as designated below, all the shares of common stock of Omega Healthcare Investors, Inc. (“Omega”) held of record by the undersigned on April 17, 2017 at the Annual Meeting of Stockholders to be held on June 8, 2017 or any adjournment thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no specification is made, this Proxy will be voted (i) FOR the election of the director nominees, (ii) FOR the ratification of the selection of Ernst & Young LLP as our independent auditor, (iii) FOR the approval, on an advisory basis, of Omega’s executive compensation and (iv) to hold future advisory votes on Omega’s executive compensation EVERY ONE YEAR. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and at any adjournment thereof. Continued and to be signed on reverse side